                                                                    EXHIBIT 99.4

================================================================================

                               CREDIT AGREEMENT

                                     Dated

                               December 20, 2000

                                     among

                          ARCHSTONE COMMUNITIES TRUST

                                      and

                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent

                                      and
                            WELLS FARGO BANK, N.A.,
                             as Syndication Agent

                                      and

                            BANK OF AMERICA, N.A.,
                            as Documentation Agent

                                      and

                           the Lenders Party Hereto

================================================================================

                             CHASE SECURITIES INC.,
                     as Lead Arranger and Sole Book Manager

                               TABLE OF CONTENTS

1.  Definitions........................................................................................      1

2.  The Loans..........................................................................................     18
         2.1  Advances.................................................................................     18
         2.2  Letters of Credit........................................................................     20
         2.3  Payments.................................................................................     24
         2.4  Pro Rata Treatment.......................................................................     27
         2.5  Non-Receipt of Funds by the Agent........................................................     27
         2.6  Sharing of Payments, Etc.................................................................     27
         2.7  Fees.....................................................................................     28
         2.8  Money Market Borrowings..................................................................     29
         2.9  Reduction of Commitment..................................................................     34

3.  Conditions.........................................................................................     34
         3.1  All Loans................................................................................     34
         3.2  First Loan...............................................................................     35
         3.3  Options Available........................................................................     35
         3.4  Designation and Conversion...............................................................     35
         3.5  Special Provisions Applicable to Eurodollar Rate Borrowings and Money Market Loans.......     36
         3.6  Funding Offices; Adjustments Automatic...................................................     39
         3.7  Funding Sources, Payment Obligations.....................................................     39
         3.8  Mitigation, Non-Discrimination...........................................................     40

4.  Representations and Warranties.....................................................................     41
         4.1  Organization.............................................................................     41
         4.2  Financial Statements.....................................................................     41
         4.3  Enforceable Obligations; Authorization...................................................     41
         4.4  Other Debt...............................................................................     41
         4.5  Litigation...............................................................................     42
         4.6  Taxes....................................................................................     42
         4.7  Regulation U.............................................................................     42
         4.8  Subsidiaries.............................................................................     42
         4.9  Securities Act of 1933...................................................................     42
         4.10  No Contractual or Corporate Restrictions................................................     42
         4.11  Investment Company Act Not Applicable...................................................     42
         4.12  Public Utility Holding Company Act Not Applicable.......................................     42
         4.13  ERISA Not Applicable....................................................................     43

5.  Affirmative Covenants...............................................................     43
         5.1  Taxes, Insurance, Existence, Regulations, Property, etc...................     43
         5.2  Financial Statements and Information......................................     43
         5.3  Financial Tests...........................................................     44
         5.4  Inspection................................................................     44
         5.5  Further Assurances........................................................     44
         5.6  Books and Records.........................................................     44
         5.7  Insurance.................................................................     44
         5.8  Notice of Certain Matters.................................................     45
         5.9  Use of Proceeds...........................................................     45
         5.10  Expenses of and Claims Against the Agent and the Lenders.................     45
         5.11  Legal Compliance; Indemnification........................................     45
         5.12  Borrower's Performance...................................................     46
         5.13  Professional Services....................................................     47
         5.14  Capital Adequacy.........................................................     47
         5.15  Property Pool............................................................     48

6.  Negative Covenants..................................................................     49
         6.1  Indebtedness..............................................................     49
         6.2  Mergers, Consolidations and Acquisitions of Assets........................     50
         6.3  Redemption................................................................     50
         6.4  Nature of Business........................................................     50
         6.5  Transactions with Related Parties.........................................     51

7.  Events of Default and Remedies......................................................     51
         7.1  Events of Default.........................................................     51
         7.2  Remedies Cumulative.......................................................     53
         7.3  Guaranty Proceeds.........................................................     53

8.  The Agent...........................................................................     54
         8.1  Appointment, Powers and Immunities........................................     54
         8.2  Reliance..................................................................     56
         8.3  Defaults..................................................................     57
         8.4  Rights as a Lender........................................................     57
         8.5  Indemnification...........................................................     57
         8.6  Non-Reliance on Agent and Other Lenders...................................     58
         8.7  Failure to Act............................................................     58
         8.8  Resignation of Agent......................................................     58
         8.9  No Partnership............................................................     59

9.  Renewal and Extension...............................................................     59
         9.1  Procedure for Renewal and Extension.......................................     64
         9.2  Conditions to Renewal and Extension.......................................     59

10.  Miscellaneous...............................................................   60
         10.1  No Waiver, Amendments.............................................   60
         10.2  Notices...........................................................   60
         10.3  Venue.............................................................   60
         10.4  Choice of Law.....................................................   61
         10.5  Survival; Parties Bound; Successors and Assigns...................   61
         10.6  Counterparts......................................................   64
         10.7  Usury Not Intended; Refund of Any Excess Payments.................   64
         10.8  Captions..........................................................   64
         10.9  Severability......................................................   64
         10.10  Disclosures......................................................   65
         10.11  No Novation......................................................   65
         10.12  Limitation of Liability..........................................   65
         10.13  Entire Agreement.................................................   65

EXHIBITS:

A -    Officer's Certificate
B -    Request for Loan
C -    Note
C-1-   Swing Loan Note
D -    Legal Opinion
E -    Money Market Quote Request
F -    Invitation for Money Market Quotes
G -    Money Market Quote
H -    Designation Agreement
I -    Form of Guaranty

                               CREDIT AGREEMENT
                               ----------------


     THIS CREDIT AGREEMENT (the "Agreement") is made and entered into as of December 20, 2000, by and among ARCHSTONE COMMUNITIES TRUST, a Maryland real estate investment trust (the "Borrower"), the financial institutions (including Chase, the Syndication Agent and the Documentation Agent, the "Lenders") which are now or may hereafter become signatories hereto, THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as administrative agent for Lenders (in such capacity, "Agent"), WELLS FARGO BANK, N.A., a national banking association, as syndication agent for Lenders (in such capacity, "Syndication Agent"), and BANK OF AMERICA, N.A., a national banking association, as documentation agent for Lenders (in such capacity, "Documentation Agent").

1.   Definitions.
     ------------

     Unless a particular word or phrase is otherwise defined or the context otherwise requires, capitalized words and phrases used in Credit Documents have the meanings provided below.

     Absolute Rate Auction shall mean a solicitation of Money Market Quotes
     ---------------------
setting forth Money Market Absolute Rates pursuant to Section 2.8.
                                                      -----------

     Acceptable Credit Rating shall mean a Credit Rating from two of Standard &
     ------------------------
Poor's Rating Services, Moody's Investors Service, Inc., or Fitch (one of which must be an S&P Rating or a Moody's Rating) equal to a Credit Rating from Fitch, or an S&P Rating of BBB- or better, or a Moody's Rating of Baa3 or better.

     Accounts, Equipment and Inventory shall have the respective meanings
     --------------------   ----------
assigned to them in the Texas Business and Commerce Code in force on the date the document using such term was executed.

     Affiliate shall mean any Person controlling, controlled by or under common
     ---------
control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

     Ameriton shall mean Ameriton Properties Incorporated.
     --------

     Ameriton Funds From Operations shall mean net income of Ameriton, plus
     ------------------------------
depreciation, amortization and income taxes, all determined in accordance with Generally Accepted Accounting Principles; provided, that there shall not be included in such calculation any events characterized as "extraordinary items" in accordance with Generally

Accepted Accounting Principles. Ameriton Funds From Operations will be calculated, on an annualized basis, on the four (4) calendar quarters immediately preceding the date of the calculation.

     Ameriton Limit shall have the meaning ascribed to it in the definition of
     --------------
Total Asset Value.

     Ameriton Percentage shall mean the amount resulting from (a) the difference
     -------------------
between the total book value of the Borrower's investment in Ameriton and the Ameriton Limit, divided by (b) the total book value of the Borrower's investment in Ameriton.

     Annual Audited Financial Statements shall mean the annual financial
     -----------------------------------
statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such fiscal year and an income statement and a statement of cash flows, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with Generally Accepted Accounting Principles and accompanied by a report and opinion of independent certified public accountants satisfactory to the Agent, which shall state that such financial statements, in the opinion of such accountants, present fairly the financial position of such Person as of the date thereof and the results of its operations for the period covered thereby in conformity with Generally Accepted Accounting Principles. Such statements shall be accompanied by a certificate of such accountants that in making the appropriate audit and/or investigation in connection with such report and opinion, such accountants did not become aware of any Default or, if in the opinion of such accountant any such Default exists, a description of the nature and status thereof. The Annual Audited Financial Statements shall be prepared on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     Applicable Margin shall mean (a) if a Credit Rating is obtained from more
     -----------------
than one agency, and one of the two highest Credit Ratings is an S&P Rating or a Moody's Rating, the following percentage based on the corresponding Credit Rating which is the second highest, or (b) if the one of the two highest Credit Ratings in clause (a) above is not an S&P Rating or a Moody's Rating, the
           ----------
following percentage based on the corresponding S&P Rating or Moody's Rating which is the highest, or (c) if only one Credit Rating is obtained, which must be an S&P Rating or a Moody's Rating, the following percentage based on the corresponding S&P Rating or Moody's Rating:

                               APPLICABLE MARGIN
                               -----------------

APPLICABLE
----------
CREDIT RATING                     EURODOLLAR RATE                BASE RATE
-------------                     ---------------                ---------
                                  BORROWING                      BORROWING
                                  ---------                      ---------

A/A2 or better                    0.500%                              0
A-/A3                             0.600%                              0
BBB+/Baa1                         0.650%                              0
BBB/Baa2                          0.750%                              0
BBB-/Baa3                         0.900%                              0
Worse than BBB-/Baa3              1.250%                            .25%
or no Credit Rating

Each Applicable Margin shall be in effect whenever and for so long as the corresponding Credit Rating or no Credit Rating is in effect.

     Base Rate shall mean for any day a rate per annum equal to the Applicable
     ---------
Margin on that day plus the greater on a daily basis of (a) the Prime Rate for that day, or (b) the Federal Funds Effective Rate for that day plus one-half of one percent (1/2%).

     Base Rate Borrowing shall mean that portion of the principal balance of the
     -------------------
Loans at any time bearing interest at the Base Rate.

     Business Day shall mean a day other than (a) a day when the main office of
     ------------
the Agent is not open for business, or (b) a day that is a federal banking holiday in the United States of America.

     Calculation Date shall mean the beginning of the first full calendar
     ----------------
quarter after the Stabilization Date.

     Capital Lease Obligations of any Person means the obligations of such
     -------------------------
Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under Generally Accepted Accunting Principles, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with Generally Accepted Accounting Principles.

     Ceiling Rate shall mean, on any day, the maximum nonusurious rate of
     ------------
interest permitted for that day by whichever of applicable federal or Texas laws permits the higher interest rate, stated as a rate per annum. On each day, if any, that Texas law establishes the Ceiling Rate, the Ceiling Rate shall be the "weekly ceiling" (as defined in Chapter 303 of the Texas Finance Code, as amended (the "Texas Finance Code")) for that day. The Agent may from time to time, as to current and future balances, implement any other ceiling under the Texas Finance Code by notice to the Borrower, if and to the extent permitted by the Texas Finance Code. Without notice to the Borrower or any other person or entity, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

     Code shall mean the Internal Revenue Code of 1986, as amended, as now or
     ----
hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

     Commitment shall mean the commitment of the Lenders to lend funds under
     ----------
Section 2.1 of this Agreement, other than Swing Loans.
-----------

     Committed Loan shall mean Loans other than Money Market Loans.
     --------------

     Construction Interest shall mean Borrower's interest expense for the
     ---------------------
construction of projects, which is capitalized in accordance with Generally Accepted Accounting Principles.

     Coverage Ratio shall mean the ratio of (a) the Borrower's EBITDA for the
     --------------
immediately preceding four (4) calendar quarters, to (b) dividends or other distributions of any kind or character paid or payable with respect to any Disqualified Stock plus all of the Borrower's Interest Expense, in each case for the period used to calculate EBITDA.

     Credit Documents shall mean this Agreement, the Notes, any Guaranty, all
     ----------------
instruments, certificates and agreements now or hereafter executed or delivered to the Agent or the Lenders pursuant to any of the foregoing, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

     Credit Rating shall mean the S&P Rating, the Moody's Rating, or the rating
     -------------
assigned by Fitch to Borrower's senior unsecured indebtedness.

     Debt to Total Asset Value Ratio shall mean the ratio (expressed as a
     -------------------------------
percentage) of Indebtedness to Total Asset Value.

     Designated Lender shall mean a special purpose corporation that (a) shall
     -----------------
have become a party to this Agreement pursuant to Section 10.5(g), and (b) is
                                                  ---------------      ---
not otherwise a Lender.

     Designated Lender Notes shall mean promissory notes of the Borrower,
     -----------------------
substantially in the form of Exhibit C hereto, evidencing the obligation of the
                             ---------
Borrower to
repay Money Market Loans made by Designated Lenders, and Designated Lender Note means any one of such promissory notes issued under Section 10.5(g).
                                                    ---------------

     Designating Lender shall have the meaning set forth in Section 10.5(g).
     ------------------                                     ---------------

     Designation Agreement shall mean a designation agreement in substantially
     ---------------------
the form of Exhibit H attached hereto, entered into by a Lender and a Designated
            ---------
Lender and accepted by the Agent.

     Disqualified Stock shall mean any of the Borrower's capital stock which by
     ------------------
its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) (a) matures or is subject to mandatory redemption, pursuant to a sinking fund obligation or otherwise, (b) is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock, (c) is redeemable at the option of the holder of such stock, or (d) otherwise requires any payments by Borrower, in each case on or before the Maturity Date.

     EBITDA means an amount derived from the sum of (A) (a) net income, plus (b)
     ------
to the extent included in the determination of net income, depreciation, amortization, Interest Expense, income taxes, deferred taxes and other non-cash charges, minority interest, extraordinary losses, and payments made on Borrower's preferred stock, minus (c) to the extent included in the determination of net income, any extraordinary gains, in each case, as determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, including (without duplication) the Equity Percentage of EBITDA for the Borrower's Unconsolidated Affiliates, and excluding from this calculation the effect of Ameriton; plus (B) the amount of the Borrower's Equity Percentage of Ameriton Funds From Operations.

     Eligible Institution shall mean a commercial bank or a finance company,
     --------------------
insurance company or other financial institution which is regularly engaged in making, purchasing or investing in loans and which has base capital of at least $500,000,000.00, but shall not include any Person which is an Affiliate of the Borrower.

     Equity Percentage shall mean the aggregate ownership interest of Borrower
     -----------------
in each Unconsolidated Affiliate or in Ameriton, which shall be calculated as Borrower's economic ownership interest in such Person, reflecting Borrower's share of income and expenses of such Person.

     Eurodollar Business Day shall mean a Business Day on which transactions in
     -----------------------
United States dollar deposits between banks may be carried on in the London interbank dollar market.

     Eurodollar Interbank Rate shall mean, for each Interest Period, the rate of
     -------------------------
interest per annum, rounded, if necessary, to the next highest whole multiple of one-sixteenth percent (1/16%), quoted by Agent at or before 11:00 a.m., London time (or as soon thereafter as practicable), on the date two (2) Eurodollar Business Days before the first day of such Interest Period, to be the arithmetic average of the prevailing rates per annum at the time of determination and in accordance with the then existing practice in the London interbank dollar market, for the offering to Agent by one or more prime banks selected by Agent in its sole discretion, in the London interbank dollar market, of deposits in United States dollars for delivery on the first day of such Interest Period and having a maturity equal to the length of such Interest Period and in an amount equal (or as nearly equal as may be) to the Eurodollar Rate Borrowing to which such Interest Period relates. Each determination by Agent of the Eurodollar Interbank Rate shall be prima facie evidence thereof.

     Eurodollar Rate shall mean for any day a rate per annum equal to the sum of
     ---------------
the Applicable Margin for that day plus the Eurodollar Interbank Rate in effect on the first day of the Interest Period for the applicable Eurodollar Rate Borrowing. Each Eurodollar Rate is subject to adjustments for reserves, insurance assessments and other matters as provided for in Section 3.5 hereof.
                                                           -----------

     Eurodollar Rate Borrowing shall mean that portion of the principal balance
     -------------------------
of the Loans at any time bearing interest at a Eurodollar Rate.

     Eurodollar Reserve Requirement shall mean, on any day, the cost incurred by
     ------------------------------
a Lender as a reserve requirement (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to "Eurocurrency liabilities," as currently defined in Regulation D, all as specified by any Governmental Authority, including but not limited to those imposed under Regulation D, because of that Lender making a Eurodollar Rate Borrowing or a Money Market LIBOR Loan available to the Borrower.

     Event of Default shall mean any of the events specified as an event of
     ----------------
default in Section 7 of this Agreement, and Default shall mean any of such
           ---------
events, whether or not any requirement for notice, grace or cure has been satisfied.

     Federal Funds Effective Rate shall to the extent necessary be determined by
     ----------------------------
the Agent separately for each day and shall for each such day be a rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each such day (or if any such day is not a Business Day, for the next immediately preceding Business Day) by the Federal Reserve Bank of New York, or if the weighted average of such rates is not so published for any such day which is a Business Day, the average of the quotations for any such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

     Fee shall mean, collectively, the fee described in Section 2.7.
     ---                                                -----------

     Fitch shall mean Fitch IBCA Inc.
     -----

     Fixed Charge Coverage Ratio shall mean the ratio of (a) the Borrower's
     ---------------------------
EBITDA for the immediately preceding four (4) calendar quarters, less Unit Capital Expenditures, to (b) dividends of any kind or character or other proceeds paid or payable with respect to any Disqualified Stock, plus all of the Borrower's Interest Expense, plus all of the principal payable and principal paid on the Borrower's Indebtedness other than (i) any final scheduled principal payment on any Indebtedness which pays such Indebtedness in full, to the extent the amount of such scheduled principal payment is greater than the scheduled principal payment immediately preceding such final scheduled principal payment and (ii) scheduled principal payments on the Borrower's Indebtedness incurred prior to December 20, 2000 which has an Acceptable Credit Rating at the time of issuance, in each case for the period used to calculate EBITDA.

     Funding Loss shall mean, with respect to (a) Borrower's payment or
     ------------
prepayment of principal of a Eurodollar Rate Borrowing or a Money Market Loan on a day other than the last day of the applicable Interest Period; (b) Borrower's failure to borrow a Eurodollar Rate Borrowing or a Money Market Loan on the date specified by Borrower; (c) Borrower's failure to make any prepayment of the Loans (other than Base Rate Borrowings) on the date specified by Borrower, or
(d) any cessation of a Eurodollar Rate to apply to the Loans or any part thereof pursuant to Section 3.5, in each case whether voluntary or involuntary, any
            -----------
direct loss, expense, penalty, premium or liability incurred by any Lender (including but not limited to any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender to fund or maintain a Loan).

     Generally Accepted Accounting Principles shall mean, as to a particular
     ----------------------------------------
Person, such accounting practice as, in the opinion of the independent accountants of recognized national standing regularly retained by such Person and acceptable to the Agent, conforms at the time to generally accepted accounting principles, consistently applied. Generally Accepted Accounting Principles means those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to the Lenders or where a change therein has been concurred in by such Person's independent auditors, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person. If there is a change in such accounting practice as to the Borrower that could affect the Borrower's ability to comply with the terms of this Agreement, the parties hereto agree to review and discuss such changes in accounting practice and the terms of this Agreement for a period of no more than thirty (30) days with a view to amending this Agreement so that the financial measures of the Borrower's operating performance and financial condition are substantially the same after such change as they were immediately before such change.

     Governmental Authority shall mean any foreign governmental authority, the
     ----------------------
United States of America, any State of the United States and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court or other tribunal having jurisdiction over the Agent, any Lender or the Borrower or their respective Property.

     Guarantor shall mean each Subsidiary of Borrower that executes a Guaranty
     ---------
as required by Section 5.15 hereof.
               ------------

     Guaranty (whether one or more) shall mean a Guaranty in the form of Exhibit
     --------                                                            -------
I attached hereto and made a part hereof.
-

     Hedging Agreements shall mean any interest rate protection agreement,
     ------------------
foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging agreement.

     Historical Value shall mean the purchase price of Real Property (including
     ----------------
improvements) and ordinary related purchase transaction costs, plus the cost of subsequent capital improvements made by the Borrower, less any provision for losses, all determined in accordance with Generally Accepted Accounting Principles. If the Real Property is purchased as a part of a group of properties, the Historical Value shall be calculated based upon a reasonable allocation of the aggregate purchase price by the Borrower, and consistent with Generally Accepted Accounting Principles.

     Indebtedness shall mean and include, without duplication (1) all
     ------------
obligations for borrowed money, (2) all obligations evidenced by bonds, debentures, notes or other similar agreements, (3) all obligations to pay the deferred purchase price of Property or services, except accrued expenses and trade accounts payable arising in the ordinary course of business (unless included in (6) below), (4) all guaranties and endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others, (5) all Indebtedness secured by any Lien existing on any interest of the Person with respect to which Indebtedness is being determined in Property owned subject to such Lien whether or not the Indebtedness secured thereby shall have been assumed, (6) accounts payable, dividends of any kind or character or other proceeds payable with respect to any stock and accrued expenses which in the aggregate are in excess of five percent (5%) of the undepreciated value of the assets of the Borrower, (7) payments received in consideration for sale of Borrower's stock when the amount of the stock so sold is determined, and the date of delivery is, more than one (1) month after receipt of such payment and only to the extent that the obligation to deliver stock is not payable solely in stock of the Borrower, (8) all obligations under Hedging Agreements (calculated on a mark-to-market basis as of the reporting date) other than Hedging Agreements related to interest rates on identified outstanding borrowed money Indebtedness, (9) all Capital Lease Obligations of such Person, and (10) if the Borrower's investment in Ameriton exceeds the Ameriton Limit, an amount equal to the Ameriton Percentage multiplied by Ameriton's Indebtedness (excluding Indebtedness owed to the Borrower), multiplied by the Borrower's Equity Percentage of Ameriton. Indebtedness shall be calculated on a consolidated basis in accordance with Generally Accepted Accounting Principles, including (without duplication) the Equity Percentage of Indebtedness for the Borrower's Unconsolidated Affiliates, and excluding (except as provided in clause (10) above) the effect of Ameriton.

     Interest Expense shall mean all of a Person's paid, accrued or capitalized
     ----------------
interest expense on such Person's Indebtedness (whether direct, indirect or contingent, and including, without limitation, interest on all convertible debt), but excluding Construction Interest.

     Interest Options shall mean the Base Rate and the Eurodollar Rate, and
     ----------------
"Interest Option" means either of them.

     Interest Payment Dates shall mean (a) the first (1st) day of each calendar
     ----------------------
month and the Maturity Date, for Base Rate Borrowings and Eurodollar Rate Borrowings; and (b) for Money Market Loans, the last day of each Interest Period and the maturity date of the Money Market Loans

     Interest Period shall mean:
     ---------------

          (1) For each Eurodollar Rate Borrowing, a period commencing on the date such Eurodollar Rate Borrowing was made and ending on the numerically corresponding day which is, subject to availability, (a) one (1), two (2), three (3) or six (6) months thereafter, or (b) seven (7), fourteen (14) or twenty-one (21) days thereafter for no more than four (4) time periods (provided that the first Eurodollar Rate Borrowing under this Agreement with an Interest Period of seven (7) days shall not count against the four time maximum) each calendar year in connection with payments of the Loans because of debt and/or equity sales by the Borrower, changes in the Lender Commitments, sales of major assets by the Borrower, or other similar reasons specifically approved by the Agent and all of the Lenders; provided that, (v) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day, unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day; (w) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of the appropriate calendar month; (x) no Interest Period shall ever extend beyond the Maturity Date; and (y) Interest Periods shall be selected by Borrower in such a manner that the Interest Period with respect to any portion of the Loans which shall become due shall not extend beyond such due date.

          (2) For each Money Market LIBOR Loan, the period commencing on the date such Money Market LIBOR Loan was made and ending one (1), two (2), three (3) or six (6) months thereafter, as the Borrower may elect in the applicable Notice of Money Market Borrowing in accordance with Section 2.8;
                                                                    -----------
     provided that such Interest Period shall be limited as provided in clauses
                                                                        -------
     (1)(v) through (y) above.
     ------         ---

          (3) With respect to each Money Market Absolute Rate Loan, the period commencing on the date such Money Market Absolute Rate was made and ending such number of days thereafter (but not less than 14 days) as the Borrower may elect in accordance with Section 2.8; provided that such Interest
                                  -----------
     Period shall be limited as provided in clauses (1)(x) and (y) above.
                                            --------------     ---

     Issuing Bank (whether one or more) means The Chase Manhattan Bank and up to
     ------------
two (2) other Lenders, in their capacity as the issuer of Letters of Credit hereunder, and their successors in such capacity as provided in Section 2.2(i).
                                                                --------------
The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

     LC Disbursement means a payment made by the Issuing Bank pursuant to a
     ---------------
Letter of Credit.

     LC Exposure means, at any time, the sum of (a) the aggregate undrawn amount
     -----------
of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Percentage of the total LC Exposure at such time.

     Legal Requirement shall mean any law, statute, ordinance, decree,
     -----------------
requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

     Lender Commitment means, for any Lender, the amount set forth opposite such
     -----------------
Lender's name on its signature page of this Agreement, or as may hereafter become a signatory hereto, as adjusted to reflect assignments or amendments made in accordance with this Agreement.

     Letter of Credit means any letter of credit issued pursuant to this
     ----------------
Agreement.

     LIBOR Auction shall mean a solicitation of Money Market Quotes setting
     -------------
forth Money Market Margins based on the Eurodollar Interbank Rate pursuant to
Section 2.8.
-----------

     Lien shall mean any mortgage, pledge, charge, encumbrance, security
     ----
interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions.

     Loans shall mean the Loans described in Sections 2.1, 2.2 and 2.8 hereof.
     -----                                   ------------  ---     ---
Loan shall mean any such Loan.

     Majority Lenders shall mean the Lenders with an aggregate amount in excess
     ----------------
of fifty percent (50%) of the amount of the Commitment then outstanding, and after the Commitment has expired or terminated, shall mean Lenders with an aggregate amount in excess of fifty percent (50%) of the unpaid principal balance of the Revolving Credit Exposures.

     Material Adverse Change shall mean a change which could reasonably be
     -----------------------
expected to have a Material Adverse Effect.

     Material Adverse Effect means a material adverse effect on (a) the
     -----------------------
financial condition, or results of operations of Borrower and its Subsidiaries taken as a whole, (b) the ability of Borrower to perform its material obligations under the Credit Documents to which it is a party taken as a whole,
(c) the validity or enforceability of such Credit Documents taken as a whole, or
(d) the material rights and remedies of Lenders and Agent under the Credit Documents taken as a whole.

     Maturity Date shall mean three (3) years after the date hereof, unless
     -------------
extended pursuant to Section 9.
                     ---------

     Money Market Absolute Rate has the meaning set forth in Section 2.8.
     --------------------------                              -----------

     Money Market Absolute Rate Loan shall mean a loan to be made by a Lender
     -------------------------------
pursuant to an Absolute Rate Auction.

     Money Market LIBOR Loan shall mean a loan to be made by a Lender pursuant
     -----------------------
to a LIBOR Auction.

     Money Market Loan shall mean a Money Market LIBOR Loan or a Money Market
     -----------------
Absolute Rate Loan, as the context may require or allow.

     Money Market Margin has the meaning set forth in Section 2.8.
     -------------------                              -----------

     Money Market Quote shall mean an offer by a Lender to make a Money Market
     ------------------
Loan in accordance with Section 2.8.
                        -----------

     Moody's Rating shall mean the senior unsecured debt rating from time to
     --------------
time received by the Borrower from Moody's Investors Service, Inc.

     Net Operating Income shall mean, for any income producing operating
     --------------------
properties, the difference between (a) any cash rentals, proceeds and other income received from such Property (but excluding security or other deposits, or other income of an extraordinary and non-recurring nature) during the determination period, less (b) all cash costs and expenses (excluding interest expense and any expenditures that are capitalized in accordance with Generally Accepted Accounting Principles) incurred as a result of, or in connection with, or properly allocated to, the operation or leasing of such Property during the determination period. Net Operating Income shall be calculated on a consolidated basis in accordance with Generally Accepted Accounting Principles, and including (without duplication) the Equity Percentage of Net Operating Income for the Borrower's Unconsolidated Affiliates.

     Non-recourse Debt shall mean any Indebtedness the payment of which the
     -----------------
Borrower or any of its Subsidiaries is not obligated to make other than to the extent of any security therefor.

     Notes shall mean the promissory notes of the Borrower described in Section
     -----                                                              -------
2.1 hereof, including the Swing Loan Note, any and all renewals, extensions,
---
modifications, rearrangements and replacements thereof and any and all substitutions therefor, and Note shall mean any one of them.

     Obligations shall mean, as at any date of determination thereof, the sum of
     -----------
(a) the aggregate Revolving Credit Exposures plus (b) all other liabilities, obligations and Indebtedness of any Parties under any Credit Document.

     Officer's Certificate shall mean a certificate in the form attached hereto
     ---------------------
as Exhibit A.
   ---------

     Organizational Documents shall mean, with respect to a corporation, the
     ------------------------
certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture, and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof as of the date of the Credit Document referring to such

Organizational Document and any and all future modifications thereof which are consented to by the Lenders.

     Opinion Letters shall mean the opinion letters of independent counsel for
     ---------------
the Borrower, each in Proper Form.

     Parties shall mean all Persons other than the Agent, the Syndication Agent,
     -------
the Documentation Agent or any Lender executing any Credit Document.

     Past Due Rate shall mean, on any day, a rate per annum equal to the Base
     -------------
Rate plus an additional three percent (3%) per annum, but in any event not to exceed the Ceiling Rate.

     Percentage shall mean the amount, expressed as a percentage, of each Lender
     ----------
Commitment as compared to the Commitment, set forth opposite the Lender's name on its signature page of this Agreement, or as may hereafter become signatory hereto, as adjusted or amended in accordance with this Agreement. If the Commitment has terminated or expired, the Percentage shall be determined based on the Revolving Credit Exposure most recently in effect, giving effect to any assignments.

     Permitted Encumbrances shall mean (a) encumbrances consisting of zoning
     ----------------------
restrictions, easements, or other restrictions on the use of Real Property, provided that such items do not materially impair the use of such property for the purposes intended and none of which is violated in any material respect by existing or proposed structures or land use; (b) the following: (i) Liens for taxes not yet due and payable, or being diligently contested in good faith, or where no Material Adverse Effect could reasonably be expected to result from such nonpayment or the imposition of such Lien; or (ii) materialmen's, mechanic's, warehousemen's and other like Liens arising in the ordinary course of business, securing payment of Indebtedness whose payment is not yet due, or that are being contested in good faith by appropriate proceedings diligently conducted, and for or against which the Borrower has established adequate reserves in accordance with Generally Accepted Accounting Principles; (c) Liens for taxes, assessments and governmental charges or assessments that are being contested in good faith by appropriate proceedings diligently conducted, and for or against which the Borrower has established adequate reserves in accordance with Generally Accepted Accounting Principles; (d) Liens on Real Property which are insured around or against by title insurance; (e) Liens securing assessments or charges payable to a property owner association or similar entity which assessments are not yet due and payable or are being diligently contested in good faith; and (f) Liens securing this Agreement and Indebtedness hereunder.

     Person shall mean any individual, corporation, trust, unincorporated
     ------
organization, Governmental Authority or any other form of entity.

     Pool Value shall mean the lesser of (a) the Historical Value of the Pool,
     ----------
and (b) the Value of the Pool.

     Prime Rate shall mean, as of a particular date, the prime rate of interest
     ----------
per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York, New York; each change in the Prime Rate shall be effective on the date such change is determined; which Prime Rate may not necessarily represent the Agent's lowest or best rate actually charged to a customer.

     Proper Form shall mean in form and substance reasonably satisfactory to the
     -----------
Agent and the Majority Lenders.

     Property shall mean any interest in any kind of property or asset, whether
     --------
real, personal or mixed, tangible or intangible.

     Quarterly Unaudited Financial Statements shall mean the quarterly financial
     ----------------------------------------
statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such quarter and an income statement for such fiscal quarter, and for the fiscal year to date, a statement of cash flows for such quarter and for the fiscal year to date, subject to normal year-end adjustments, and a detailed listing of the Borrower's Property and the Historical Value thereof, all setting forth in comparative form the corresponding figures for the corresponding fiscal period of the preceding year (or, in the case of the balance sheet, the end of the preceding fiscal year), prepared in accordance with Generally Accepted Accounting Principles except that the Quarterly Unaudited Financial Statements may contain condensed footnotes as permitted by regulations of the United States Securities and Exchange Commission, and certified as true and correct by a managing director, senior vice president, controller, co-controller or vice president of Borrower. The Quarterly Unaudited Financial Statements shall be prepared on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     Rate Designation Date shall mean 1:00 p.m., New York, New York time, on the
     ---------------------
date three (3) Eurodollar Business Days preceding the first day of any proposed Interest Period.

     Real Property means, collectively, all interest in any land and
     -------------
improvements located thereon, together with all equipment, furniture, materials, supplies and personal property now or hereafter located at or used in connection with the land and all appurtenances, additions, improvements, renewals, substitutions and replacements thereof now or hereafter acquired by any Person.

     Regulation D shall mean Regulation D of the Board of Governors of the
     ------------
Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member lenders of the Federal Reserve System.

     Request for Loan shall mean a written request for a Committed Loan
     ----------------
substantially in the form of Exhibit B.
                             ---------

     Revolving Credit Exposure means, with respect to any Lender at any time,
     -------------------------
the sum of the outstanding principal amount of such Lender's Loans, the Swing Loans, and its LC Exposure at such time.

     S&P Rating shall mean the senior unsecured debt rating from time to time
     ----------
received by the Borrower from Standard & Poor's Rating Services.

     Secured Debt means the Indebtedness of the Borrower secured by a Lien, and
     ------------
any Indebtedness of any of the Borrower's Subsidiaries and Unconsolidated Affiliates owed to a Person not an Affiliate of the Borrower or such Subsidiary.

     Secured Debt to Total Asset Value Ratio means the ratio (expressed as a
     ---------------------------------------
percentage) of Secured Debt to Total Asset Value.

     Stabilization Date shall mean, with respect to a property, the earlier of
     ------------------
(a) twelve (12) months from the date of acquisition of an income producing property by the Borrower or twelve (12) months after substantial completion of construction or development of a new construction or development property, and
(b) the date on which the occupancy level is at least ninety-three percent
(93%).

     Stated Rate shall, on any day, mean whichever of the Base Rate, the
     -----------
Eurodollar Rate, or a rate applicable to Money Market Loans has been designated and provided pursuant to this Agreement; provided that, if on any day such rate shall exceed the Ceiling Rate for that day, the Stated Rate shall be fixed at the Ceiling Rate on that day and on each day thereafter until the total amount of interest accrued at the Stated Rate on the unpaid principal balance of the Notes equals the total amount of interest which would have accrued if there had been no Ceiling Rate. If the Notes mature (or are prepaid) before such equality is achieved, then, in addition to the unpaid principal and accrued interest then owing pursuant to the other provisions of the Credit Documents, Borrower promises to pay on demand to the order of the holders of the Notes interest in an amount equal to the excess (if any) of (a) the lesser of (i) the total interest which would have accrued on the Notes if the Stated Rate had been defined as equal to the Ceiling Rate from time to time in effect and (ii) the total interest which would have accrued on the Notes if the Stated Rate were not so prohibited from exceeding the Ceiling Rate, over (b) the total interest actually accrued on the Notes to such maturity (or prepayment) date.

     Subsidiary shall mean, as to a particular parent entity, any entity of
     ----------
which more than fifty percent (50%) of the indicia of voting equity or ownership rights (whether outstanding capital stock or otherwise) is at the time directly or indirectly owned by, such parent entity, or by one or more of its other Subsidiaries.

     Super-Majority Lenders shall mean the Lenders with an aggregate amount of
     ----------------------
sixty-six and sixty-seven hundredths percent (66.67%) or more of the amount of the Commitment then outstanding, and after the Commitment has expired or terminated, shall mean Lenders with an aggregate amount of sixty-six and sixty-seven hundredths percent (66.67%) or more of the unpaid balance of the Revolving Credit Exposures.

     Swing Loan shall mean a Loan made pursuant to Section 2.1(c) hereof.
     ----------                                    --------------

     Swing Loan Note shall mean that certain promissory note dated of even date
     ---------------
herewith in the original principal amount of $100,000,000.00 executed by the Borrower payable to the order of Chase.

     Tangible Net Worth shall mean total assets (without deduction for
     ------------------
accumulated depreciation) less (1) all intangibles and (2) all liabilities (including contingent and indirect liabilities), all determined in accordance with Generally Accepted Accounting Principles. The term "intangibles" shall include, without limitation, (i) deferred charges, and (ii) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like intangibles. The term "liabilities" shall include, without limitation, (i) Indebtedness secured by Liens on Property of the Person with respect to which Tangible Net Worth is being computed whether or not such Person is liable for the payment thereof, (ii) deferred liabilities, and (iii) obligations under leases which have been capitalized. Tangible Net Worth shall be calculated on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     Taxes shall mean any tax, levy, impost, duty, charge or fee.
     -----

     Total Asset Value shall mean the sum of (without duplication) (a) the
     -----------------
aggregate Value of all of the Real Property owned by the Borrower and its Subsidiaries on a consolidated basis plus (b) the amount of the Borrower's cash and cash equivalents, excluding tenant security and other restricted deposits, plus (c) the total book value of all of the Borrower's other assets not described in (a) or (b) above, excluding all intangibles and all equity investments in Unconsolidated Affiliates and in Ameriton, plus (d) the Value of the Real Property, and cash and other assets of the type permitted, and as valued, in clauses (b) and (c) of this definition, owned by each of the
           -----------     ---
Borrower's Unconsolidated Affiliates, multiplied by the Equity Percentage for that Unconsolidated Affiliate, plus (e) the total book value of the Borrower's investment in Ameriton up to an amount (the

"Ameriton Limit") equal to the lesser of (i) $400,000,000 and (ii) ten percent (10%) of the Total Asset Value after giving effect to such investment, plus (f) if the Borrower's investment in Ameriton exceeds the Ameriton Limit, an amount equal to the Ameriton Percentage multiplied by the Value of the Real Property and cash and other assets of the type permitted, and as valued, in clauses (b) and (c) of this definition, owned by Ameriton, multiplied by the Borrower's Equity Percentage of Ameriton. Total Asset Value shall be calculated on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     Unconsolidated Affiliate shall mean, in respect of any Person, any other
     ------------------------
Person that is an Affiliate of such Person and in whom such Person holds a voting equity or other ownership interest and whose financial results would not be consolidated under Generally Accepted Accounting Principles with the financial results of such other Person on the consolidated financial statements of such first mentioned Person. For the purpose of this Agreement Ameriton is not an Unconsolidated Affiliate.

     Unit Capital Expenditure shall mean, on an annual basis, an amount equal to
     ------------------------
the sum of (a) the result of (i) the number of apartment units contained in each completed, operating Real Property owned by Borrower and any Subsidiary as of the last day of each of the immediately preceding four (4) calendar quarters, divided by four (4), and multiplied by (ii) $200.00; plus (b) for Unconsolidated Affiliates and Ameriton, the result of (i) the amount in clause (a) above for
                                                         ----------
Unconsolidated Affiliates and Ameriton, multiplied by (ii) the Equity Percentage for each Unconsolidated Affiliate and for Ameriton.

     Value means the sum of the following:
     -----

     (a) for Real Property that has reached the Calculation Date and that the Person has owned for the full determination period, the result of dividing (i) the aggregate Net Operating Income of the subject property ((i) beginning with the Calculation Date until the end of the third full calendar quarter after the Stabilization Date, based on the annualized Net Operating Income from the Calculation Date until the time of measurement, and (ii) beginning with the fourth full calendar quarter after the Stabilization Date, based on the immediately preceding four (4) calendar quarter period), by (ii) eight and sixty-five one hundredths percent (8.65%); plus

     (b) for Real Property that is completed but has not reached the Calculation Date or that has not been owned by Borrower for the full determination period, the Historical Value of the subject property; plus

     (c) for Real Property that is under construction or development, or that is undeveloped land, the Historical Value of the subject property.

2.   The Loans.
     ----------

     2.1  Advances.  (a)  Subject to the terms and conditions of this Agreement,
          --------
each Lender severally agrees to make Committed Loans (other than Swing Loans) prior to the Maturity Date to the Borrower not to exceed an amount (in the aggregate, the "Commitment") at any one time outstanding equal to the difference between the Lender's Lender Commitment and the Lender's Revolving Credit Exposure. Each such request for a Committed Loan by Borrower shall be deemed a request for a Committed Loan from each Lender equal to such Lender's Percentage of the aggregate amount so requested, and such aggregate amount shall be in an amount at least equal to $1,000,000.00 and equal to a multiple of $100,000.00, or the difference between the Commitment and the aggregate Revolving Credit Exposures, whichever is less. Each repayment of the Committed Loans shall be deemed a repayment of each Lender's Committed Loan equal to such Lender's Percentage of the amount so repaid. The obligations of the Lenders hereunder are several and not joint, and the preceding two sentences will give rise to certain inappropriate results if special provisions are not made to accommodate the failure of a Lender to fund a Committed Loan as and when required by this Agreement; therefore, notwithstanding anything herein to the contrary, (A) no Lender shall be required to make Committed Loans at any one time outstanding in excess of such Lender's Percentage of the Commitment, and (B) if a Lender fails to make a Committed Loan as and when required hereunder and Borrower subsequently makes a repayment on the Committed Loans, such repayment shall be split among the non-defaulting Lenders ratably in accordance with their respective Percentages until each Lender has its Percentage of all of the outstanding Committed Loans, and the balance of such repayment shall be divided among all of the Lenders in accordance with their respective Percentages. Notwithstanding the foregoing, borrowings and payments of Swing Loans shall be for Chase's own account. The Loans (other than Swing Loans) shall be evidenced by the Notes substantially in the form of Exhibit C attached hereto. The
                                          ---------
Borrower, the Agent and the Lenders agree that Chapter 346 of the Texas Finance Code shall not apply to this Agreement, the Notes or any Loan.

     (b) The Borrower shall give the Agent notice of each borrowing of a Committed Loan to be made hereunder as provided in Section 3.1, and the Agent
                                                   -----------
shall deliver same to each Lender promptly thereafter. Not later than 12:00 noon, New York, New York time, on the date specified for each such borrowing of a Committed Loan hereunder other than Swing Loans, each Lender shall make available the amount of the Loan, if any, to be made by it on such date to the Agent at the Agent's principal office in New York, New York, in immediately available funds, for the account of the Borrower. Such amounts received by the Agent will be held in Agent's general ledger account. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by wiring or otherwise transferring, in immediately available funds not later than 1:00 p.m., New York, New York time, such amount to an account designated by the Borrower and maintained with Chase in El Paso, Texas or any other account or accounts which the Borrower may from time to time designate to the Agent by a written notice as the account or accounts to which borrowings hereunder are to be wired or otherwise transferred. Chase shall make available the amount of each Swing Loan by depositing the same in immediately available funds, in the foregoing account by 3:00 p.m., New York, New York time, on the date of the borrowing.

     (c) Subject to the terms and conditions hereof, if necessary to meet the Borrower's funding deadlines, Chase agrees to make Swing Loans to the Borrower at any time on or prior to the Maturity Date, not to exceed an amount at any one time outstanding equal to the lesser of (i) $100,000,000.00, or (ii) the difference between the Commitment and the aggregate Revolving Credit Exposures. Swing Loans shall constitute "Loans" for all purposes hereunder. Notwithstanding the foregoing, the aggregate amount of all Loans (including, without limitation, all Swing Loans) shall not at any time exceed the difference between the Commitment and the LC Exposure. Each request for a Swing Loan shall be in an amount at least equal to $1,000,000.00 and equal to a multiple of $100,000.00. If necessary to meet the Borrower's funding deadlines, the Agent may treat any Request for Loan as a request for a Swing Loan from Chase and Chase may fund it as a Swing Loan. Within two (2) Business Days after each Swing Loan is funded, Chase shall request that each Lender, and each Lender shall, on the first Business Day after such request is made, purchase a portion of any one or more Swing Loans in an amount equal to that Lender's Percentage of such Swing Loans by funding under such Lender's Note, such purchase to be made in accordance with the terms of Section 2.1(b) just as if the Lender were funding directly to the
             -------------
Borrower under its Note (such that all Lenders other than Chase shall fund only under their respective Note and not under the Swing Loan Note). Unless the Agent knew or should have known when Chase funded a Swing Loan that the Borrower had not satisfied the conditions in this Agreement to obtain a Loan, each Lender's obligation to purchase an interest in the Swing Loans shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against Chase or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or Event of Default or the termination of any Lender Commitment; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries; (iv) any breach of this Agreement or any other Credit Documents by the Borrower, any of its Subsidiaries, the Agent or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Any portion of a Swing Loan not so purchased and converted may be treated by Chase as a Committed Loan which was not funded by the non-purchasing Lenders as contemplated in Section 2.1(a), and as a funding by Chase
                                      --------------
under the Commitment in excess of Chase's Percentage. Each Swing Loan, once so sold, shall cease to be a Swing Loan for the purposes of this Agreement, but shall be a Committed Loan made under the Commitment and each Lender's Lender Commitment. The Swing Loans shall be evidenced by the Swing Loan Note substantially in the form of Exhibit C-1 attached hereto.
                             -----------

     (d) So long as the Borrower is not then in Default and so long as the Borrower has not reduced the Commitment pursuant to Section 2.9, the Borrower
                                                    -----------
may on two (2) occasions prior to December 20, 2003, request that the aggregate Commitment be increased, so long as (i) the aggregate Commitment does not exceed $700,000,000.00 (the "Maximum Commitment"), and (ii) each increase is a minimum of $50,000,000. If the Borrower requests that the aggregate Commitment be increased, the Agent shall use its best efforts to obtain increased or additional commitments up to the Maximum Commitment, and to do so the Agent may obtain additional lenders of its choice (and approved by Borrower, such approval not to be unreasonably withheld or delayed), and without the necessity of approval from any of the Lenders. The Borrower and each Guarantor shall execute an amendment to this Agreement, additional Notes and other documents as the Agent may reasonably require to evidence the increase of the Commitment, and the admission of additional Persons as Lenders, if necessary.

     2.2  Letters of Credit.
          -----------------

          (a) Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Agent and the Issuing Bank, at any time and from time to time before the Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b) To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $100,000,000.00 and (ii) the total Revolving Credit Exposures shall not exceed the total Commitment. Copies of all Letters of Credit and amendments, extensions and cancellations related thereto, must be delivered to the Agent and the other Lenders by the Issuing Bank.

     (c) Each Letter of Credit shall expire at or prior to the close of business on the date that is five (5) Business Days prior to the Maturity Date.

     (d) By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Issuing Bank, such Lender's Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction of the Commitment, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Agent an amount equal to such LC Disbursement not later than 1:00 p.m., New York, New York time, on the date that such LC Disbursement is made if the Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., New York, New York time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 1:00 p.m., New York, New York time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 11:00 a.m., New York, New York time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the
                                 --------
conditions to borrowing set forth herein, request in accordance with Section 2.1
                                                                     -----------
that such payment be financed with a Base Rate Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Base Rate Borrowing. If the Borrower fails to make such payment when due, the Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Agent its Percentage of the payment then due from the Borrower, in the same manner as provided in Section
                                                                      -------
2.1(a) with respect to Loans made by such Lender (and Section 2.1(a) shall
------                                                --------------
apply,
mutatis mutandis, to the payment obligations of the Lenders), and the Agent
------- --------
shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Agent of any payment from the Borrower pursuant to this paragraph, the Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of Base Rate Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

     (f) The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or
(iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Agent, the Lenders nor the Issuing Bank shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the
      --------
Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of

Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

     (g) The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not
--------
relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

     (h) If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that, if the Borrower fails
                                          --------
to reimburse such LC Disbursement when due pursuant to paragraph (e) of this
                                                       -------------
Section, then the unpaid amount thereof shall bear interest from the date reimbursement was due until the date payment is made at the Past Due Rate. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

     (i) The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Agent, the replaced Issuing Bank and the successor Issuing Bank. The Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.7(c). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

     (j) If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Agent or the Majority Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Agent, in the name of the Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the
                                                              --------
obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article 7. Such
                                     ----------    ---    ---------
deposit shall be held by the Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

     2.3  Payments.
          --------

          (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower hereunder, under the Notes and under the other Credit Documents shall be made in immediately available funds to the Agent at its principal office in New York, New York (or in the case of a successor Agent, at the principal office of such successor Agent in the United States), not later than 1:00 p.m., New York, New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) The Borrower may, at the time of making each payment hereunder, under any Note or under any other Credit Document, specify to the Agent the Loans or other amounts payable by the Borrower hereunder or thereunder to which such payment is to be applied (and in the event that it fails so to specify, such payment shall be applied to the Loans (first to the Swing Loans) or, if no Loans are outstanding, to other amounts then due and payable, provided that if no Loans or other amounts are then due and payable or an Event of Default has occurred and is continuing, the Agent may apply such payment to the Obligations in such order as it may elect in its sole discretion, but subject to the other terms and conditions of this Agreement, including without limitation Section 2.4
                                                                     -----------
hereof). Each
payment received by the Agent hereunder, under any Note or under any other Credit Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds. If the Agent receives a payment for the account of a Lender prior to 1:00 p.m., New York, New York time, such payment must be delivered to the Lender on that same day and if it is not so delivered due to the fault of the Agent, the Agent shall pay to the Lender entitled to the payment the interest accrued on the amount of the payment pursuant to said Lender's Note from the date the Agent receives the payment to the date the Lender received the payment. The Agent may apply payments received from the Borrower to pay any unpaid principal and interest on the Swing Loans before making payment to each Lender of amounts due under the Notes other than the Swing Loan Note. Loans may be prepaid only if the accompanying Funding Loss, if any, is also paid.

          (c) If the due date of any payment hereunder or under any Note falls on a day which is not a Business Day or a Eurodollar Business Day, as the case may be, the due date for such payments shall be extended to the next succeeding Business Day or Eurodollar Business Day, respectively, and interest shall be payable for any principal so extended for the period of such extension; provided, however, that with respect to Eurodollar Rate Borrowings and Money Market LIBOR Loans if such extension would cause the Eurodollar Business Day of payment to fall in another calendar month, the payment shall be due on the Eurodollar Business Day next preceding the due date of the payment.

          (d) The Borrower shall give the Agent at least one (1) Business Day's prior written notice of the Borrower's intent to make any payment of principal or interest under the Credit Documents not scheduled to be paid under the Credit Documents. Any such notification of payment shall be irrevocable after it is made by the Borrower. Upon receipt by the Agent of such notification of payment, it shall deliver same to the other Lenders.

          (e) All payments by the Borrower hereunder or under any other Credit Documents shall be made free and clear of and without deduction for or on account of any Taxes, including withholding and other charges of any nature whatsoever imposed by any taxing authority excluding in the case of each Lender taxes imposed on or measured by its net income or franchise taxes imposed in lieu of net income taxes by the jurisdiction in which it is organized or through which it acts for purposes of this Agreement. If any withholding or deduction from any payment to be made to, or for the account of, a Lender by the Borrower hereunder or under any other Credit Document is required in respect of any Taxes pursuant to any applicable law, rule, or regulation, then the Borrower will (i) pay to the relevant authority the full amount required to be so withheld or deducted; (ii) to the extent available, promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and (iii) pay to the Agent, for the account of each affected Lender, such additional amount or amounts as are necessary to ensure that the net amount actually received by such Lender will equal the full amount such Lender would have received had no such withholding or deduction been required. Each Lender shall determine such additional amount or amounts payable to it (which determination shall, in the absence of manifest error, be conclusive and binding on the Borrower). If a Lender becomes aware that any such withholding or deduction from any payment to be made by the Borrower hereunder or under any other Credit Document is required, then such Lender shall promptly notify the Agent and the Borrower thereof stating the reasons therefor and the additional amount required to be paid under this Section. Each Lender shall execute and deliver to the Agent and Borrower such forms as it may be required to execute and deliver pursuant to subsection (f) below. To the extent that any such withholding or deduction
--------------
results from the failure of a Lender to provide a form required by subsection
                                                                   ----------
(f) below (unless such failure is due to some prohibition under applicable Legal
---
Requirements), the Borrower shall have no obligation to pay the additional amount required by clause (iii) above. Anything in this Section notwithstanding,
                   ------------
if any Lender elects to require payment by the Borrower of any material amount under this Section, the Borrower may, within 60 days after the date of receiving notice thereof and so long as no Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination the Borrower shall (1) if the Agent and each of the other Lenders shall consent, pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination or
(2) have arranged for another Eligible Institution approved by the Agent (such approval not to be unreasonably withheld) as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided in Section 10.5; provided further that, prior to substitution for any Lender,
   ------------
the Borrower shall have given written notice to the Agent of such intention and the Lenders shall have the option, but no obligation, for a period of 60 days after receipt of such notice, to increase their Commitments pro rata based on their Lender Commitments in order to replace the affected Lender in lieu of such substitution.

          (f) With respect to each Lender which is organized under the laws of a jurisdiction outside the United States, on the day of the initial borrowing from each such Lender hereunder and from time to time thereafter if requested by the Borrower or the Agent, such Lender shall provide the Agent and the Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder or other documents satisfactory to such Lender and the Agent indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty. Unless the Borrower and the Agent shall have received such forms or such documents indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

     2.4  Pro Rata Treatment.  Except to the extent otherwise provided herein:
          ------------------
(a) each borrowing from the Lenders under Section 2.1(a) hereof shall be made
                                          --------------
ratably from the Lenders on the basis of their respective Percentages, except as provided in Section 2.7(c)(ii) each payment of the Fee (hereinafter defined)
            ------------------
shall be made for the account of the Lenders, and shall be applied, pro rata, according to the Lenders' respective Lender Commitment; and (b) each payment by the Borrower of principal or interest on the Committed Loans other than the Swing Loans, of any other sums advanced by the Lenders pursuant to the Credit Documents, and of any other amount owed to the Lenders other than the Fee, payments of Swing Loans, or any other sums designated by this Agreement as being owed to a particular Lender, shall be made to the Agent for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Committed Loans (other than Swing Loans) held by the Lenders. Payments of Swing Loans shall be for Chase's own account.

     2.5  Non-Receipt of Funds by the Agent.  Unless the Agent shall have been
          ---------------------------------
notified by a Lender or the Borrower (the "Payor") prior to the date on which such Lender is to make payment to the Agent of the proceeds of a Loan (or purchase of a portion of a Swing Loan) to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available by the Agent together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) the Past Due Rate for such period if the recipient returning a Required Payment is the Borrower, or (b) the Federal Funds Effective Rate for such period if the recipient returning a Required Payment is the Agent or a Lender.

     2.6  Sharing of Payments, Etc.  The Borrower agrees that, in addition to
          ------------------------
(and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for the account of the Borrower at any of its offices, against any principal of or interest on any of such Lender's Loans to the Borrower hereunder, or other Obligations of the Borrower hereunder, which is not paid (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

If a Lender shall obtain payment of any principal of or interest on any Committed Loan made by it under this Agreement (other than Swing Loans made by Chase), or other Obligation then due to such Lender hereunder, through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders portions of the Loans made or other Obligations held (other than Swing Loans made by Chase), by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Obligations then due to each of them. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

     2.7  Fees.  The Borrower shall pay fees equal to the following:
          ----

          (a) An amount payable as a facility fee by the Borrower to the Agent for the account of each Lender equal to the following percentage per annum multiplied by the Commitment (and after the Commitment terminates or expires, the aggregate Revolving Credit Exposures), which will be in effect whenever and for so long as the Borrower has received the corresponding Credit Rating (the method of determining the Credit Rating based on multiple ratings to be the same as set forth and used to determine the Credit Rating for the definition of Applicable Margin):

CREDIT RATING                            FACILITY FEE
-------------                            ------------

A/A2 or better                             0.125%
A-/A3                                      0.125%
BBB+/Baa1                                  0.150%
BBB/Baa2                                   0.150%
BBB-/Baa3                                  0.200%

If the Credit Rating is worse than BBB-/Baa3, or if there is no Credit Rating, then for that calendar quarter and for so long thereafter as the Credit Rating is worse than BBB-/Baa3 or if there is no Credit Rating, the facility fee will be equal to the daily unused amount of the Commitment (Swing Loans shall be deemed to be a utilization of the Commitment solely for the purposes of this
Section 2.7(a)) multiplied by 0.250% per annum.  The facility fee is payable in
--------------
arrears on or before the tenth (10th) day of each January, April, July and October prior to termination or expiration of the Commitment, and on demand thereafter.

          (b)  If the Maturity Date is extended pursuant to Section 9 of this
                                                            ---------
Agreement, an amount payable as an extension fee by the Borrower to the Agent for the account of each Lender equal to 0.200% of each Lender's Lender Commitment at that time payable on the first day of the extension.

          (c) (i) to the Agent for the account of each Lender a particpation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Margin provided for Eurodollar Rate Borrowings on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Commitment and the date on which there ceases to be any LC Exposure, and (ii) to the Issuing Bank a nonrefundable fronting fee which shall accrue at the rate of 0.125% per annum on the face amount of each Letter of Credit, as well as the Issuing Bank's standard fees (not to exceed $200.00 per transaction) with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the tenth (10/th/) day following such last day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the date on which the
           --------
Commitment terminates and any such fees accruing after the date on which the Commitment terminates shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     The Fee shall not be refundable (except as required by Section 3.1(c) of
                                                            --------------
this Agreement). Any portion of the Fee which is not paid by the Borrower when due shall bear interest at the Past Due Rate from the date due until the date paid by the Borrower. The Fee shall be calculated on the actual number of days elapsed in a year deemed to consist of 360 days.


     2.8  Money Market Borrowings.
          -----------------------

          (a) The Borrower may, as set forth in this Section, whenever at the time of the request therefor the Borrower has received an Acceptable Credit Rating request the Lenders prior to the Maturity Date to make offers to make Money Market Loans to the Borrower, not to exceed, at such time, the lesser of
(i) the difference between the Commitment and the aggregate Revolving Credit Exposures, and (ii) fifty percent (50%) of the Commitment. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section. The Borrower shall pay the Agent a fee of $2,500.00 for each Money

Market Quote Request provided below, payable monthly based on the requests for the previous month.

          (b) When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent (in care of Mr. Chris Consomer, Loan and Agency Services, One Chase Plaza, 8th Floor, New York, New York 10081, Facsimile No. 212-552-5627, telephone number 212-552-7259) by facsimile transmission a Money Market Quote Request ("Money Market Quote Request") substantially in the form of Exhibit E hereto so as to be received no
                                       ---------
later than 12:00 noon, New York, New York time on (i) the fourth Eurodollar Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or (ii) the Business Day next preceding the date of borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

               (x) the proposed date of borrowing, which shall be a Eurodollar Business Day in the case of a LIBOR Auction or a Business Day in the case of an Absolute Rate Auction, and

               (y) the aggregate amount of such borrowing, which shall be $20,000,000.00 or a larger multiple of $1,000,000.00.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five (5) Eurodollar Business Days (or such other number of days as the Borrower and the Agent may agree in writing ) of any other Money Market Quote Request.

          (c) Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Lenders by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit F hereto, which shall
                                                 ---------
constitute an invitation by the Borrower to each Lender to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

          (d) (i) Each Lender may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be received by the Agent by telex or facsimile
        --------------
transmission not later than (x) 9:30 a.m. New York, New York time on the third Eurodollar Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 10:30 a.m. New York, New York time on the proposed date of borrowing, in the case of an Absolute Rate Auction; provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent or its Designated Lender) in the capacity of a Lender may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than thirty (30) minutes prior to the applicable deadline for the other Lenders. Any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower. If, and only if, the Borrower elected in the applicable Money Market Quote Request to permit the Lenders to designate Designated Lenders to fund such Money Market Loans, such Money Market Loans may be funded by such Lender's Designated Lender (if any) as provided in Section
                                                                     -------
10.5(g), however such Lender shall not be required to specify in its Money
-------
Market Quote whether such Money Market Loans will be funded by such Designated Lender.

          (ii) Each Money Market Quote shall be in substantially the form of Exhibit G hereto and shall in any case specify:
---------

                 (1) the principal amount of the Money Market Loan for which each offer is being made, which principal amount (w) may be greater than or less than the Lender Commitment of the quoting Lender, (x) must be $5,000,000.00 or a larger multiple of $500,000.00, (y) may not exceed the principal amount of Money Market Loans for which offers were requested, and
     (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Lender may be accepted,

                 (2) in the case of a LIBOR Auction, the margin (the "Money Market Margin") above or below the applicable Eurodollar Interbank Rate ) offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such applicable rate, and

                 (3) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan.

A Money Market Quote may set forth up to five (5) separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

          (iii)  Any Money Market Quote shall be disregarded if it:

                 (1) is not substantially in conformity with Exhibit G hereto or
                                                             ---------
     does not specify all of the information required by subsection (d)(ii)
                                                         ------------------
     above;

               (2) contains qualifying, conditional or similar language;

               (3) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

               (4) arrives after the time set forth in subsection (d)(i) above.
                                                       -----------------

          (e) The Agent shall promptly notify the Borrower (i) of the terms of each proper Money Market Quote and the identity of the Lender submitting such Money Market Quote, and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Lender with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (1) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (2) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered, and (3) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

          (f) Not later than 10:30 a.m. New York, New York time on (i) the third Eurodollar Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction, or (ii) the proposed date of borrowing, in the case of an Absolute Rate Auction, the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e)
                                                              --------------
above. In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

               (1) the aggregate principal amount of each borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

               (2) the principal amount of each borrowing must be $5,000,000.00 or a larger multiple of $500,000.00;

               (3) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be; and

               (4) the Borrower may not accept any offer that is described in subsection (d)(iii) above or that otherwise fails to comply with the
     -------------------
     requirements of this Agreement.

          (g) If offers are made by two or more Lenders with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders as nearly as possible (in multiples of $500,000.00, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. The Agent shall promptly (and in any event within one (1) Business Day after such offers are accepted) notify the Borrower and each such Lender in writing of any such allocation of Money Market Loans. Determinations by the Agent of the allocation of Money Market Loans shall be conclusive in the absence of manifest error.

          (h) Upon receipt of the Borrower's Notice of Money Market Borrowing, the Agent shall, on the date such Notice of Money Market Borrowing is received by the Agent, promptly notify each Lender of the principal amount of the Money Market Loans accepted by the Borrower and of such Lender's share (if any) of such Money Market Loans and such Notice of Money Market Borrowing shall not thereafter be revocable by the Borrower. Any Lender so notified shall fund such Money Market Loans at the times provided in Section 2.1(b). A Lender that is
                                            --------------
notified that it has been selected to make a Money Market Loan may designate its Designated Lender (if any) to fund such Money Market Loan on its behalf, as described in Section 10.5(g). Any Designated Lender which funds a Money Market
             ---------------
Loan shall on and after the time of such funding become the obligee under such Money Market Loan and be entitled to receive payment thereof when due. No Lender shall be relieved of its obligation to fund a Money Market Loan, and no Designed Lender shall assume such obligation, prior to the time the applicable Money Market Loan is funded.

          (i) Notwithstanding anything to the contrary contained herein, each Lender shall be required to fund its Percentage of each Committed Loan in accordance with Section 2.1 despite the fact that any Lender's Lender Commitment
                -----------
may have been or may be exceeded as a result of such Lender's making of Money Market Loans.

          (j) Each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Eurodollar Interbank Rate for such Interest Period plus (or minus) the Money Market Margin quoted by the Lender making such Loan in accordance with Section 2.8. Each Money Market
                                           -----------
Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Lender making such Loan in accordance with Section 2.8. Such interest shall be payable on each Interest
                -----------
Payment Date.

     2.9  Reduction of Commitment.
          -----------------------

          (a) Unless previously terminated, the Commitment shall terminate on the Maturity Date.

          (b) The Borrower may on three (3) occasions reduce the Commitment; provided that (i) each reduction in the Commitment shall be a minimum of
--------
$50,000,000, (ii) the total Commitment may not be reduced to less than $200,000,000, (iii) after any reduction in the Commitment, the Borrower's option to increase the Commitment provided in Section 2.1(d) shall terminate, and (iv)
                                       --------------
no reduction in the Commitment will be allowed if a Default is then in existence.

          (c) The Borrower shall notify the Agent of any election to reduce the Commitment under Section 2.9(b) at least three (3) Business Days prior to the
                 --------------
effective date of such reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Agent shall advise the Lenders of the contents thereof. Each notice delivered pursuant to this Section shall be irrevocable. Any reduction of the Commitment shall be permanent. Each reduction in the Commitment shall be made ratably among the Lenders in accordance with their respective Lender Commitments.

3.   Conditions.
     -----------

     3.1  All Loans.  The obligation of any Lender to make any Loan, or to
          ---------
issue, renew or extend any Letter of Credit, is subject to the accuracy of all representations and warranties of the Borrower on the date of such Loan, or issuance, renewal or extension of such Letter of Credit, to the performance by the Borrower of its obligations under the Credit Documents and to the satisfaction of the following further conditions: (a) the Agent shall have received the following, all of which shall be duly executed and in Proper Form:
(1) for Committed Loans, a Request for Loan (i) by 12:00 noon, New York, New York time, one (1) Business Day before the date (which shall also be a Business
Day) of the proposed Loan which is to be a Base Rate Borrowing (other than Swing Loans or Base Rate Borrowings to finance the reimbursement of an LC Disbursement as contemplated by Section 2.2(e) hereof), (ii) by 12:00 noon, New York, New
                   --------------
York time, on the same Business Day of any proposed Swing Loan or Base Rate Borrowing to finance the reimbursement of an LC Disbursement as contemplated by

Section 2.2(e) hereof, provided that by 12:00 noon, New York, New York time on
--------------
the date of the proposed Loan, Borrower shall also have notified Chase by telephone of its request for a Loan, or (iii) by the Rate Designation Date of the proposed Loan which is to be a Eurodollar Rate Borrowing; (2) for Money Market Loans the information required by Section 2.8; (3) for Letters of Credit
                                         -----------
the documents required by Section 2.2 hereof; and (4) such other documents as
                          -----------
the Agent may reasonably require to satisfy itself or the request of any Lender;
(b) no Default or Event of Default shall have occurred and be continuing; (c) the making of the Loan or issuance, renewal or extension of such Letter of Credit, shall not be prohibited by any Legal Requirement (in which event the applicable portion of the Fee will not be charged to the Borrower); (d) the Borrower shall have paid all legal fees and expenses of the type described in Section 5.10 hereof through
                                                     ------------
the date of such Loan; (e) in the case of a Committed Loan other than a Swing Loan, all Swing Loans then outstanding shall have been paid or shall be paid with the proceeds of such Loan and (f) the Agent shall have received an Officer's Certificate certifying the information set forth therein as of the end of the immediately preceding fiscal quarter.

     3.2  First Loan.  In addition to the matters described in Section 3.1
          ----------                                           -----------
hereof, the obligation of the Lenders to make the first Loan under this Agreement is subject to the receipt by the Lenders of each of the following, in Proper Form: (a) the Notes, executed by the Borrower; (b) a certificate executed by the Secretary of the Borrower dated as of the date hereof; (c) a certificate from the Secretary of State or other appropriate public official of Maryland as to the continued existence and good standing of the Borrower; (d) a certificate from the appropriate public official of Maryland as to the due qualification and good standing of the Borrower; (e) a legal opinion from independent counsel for the Borrower as to the matters set forth on Exhibit D acceptable to the Lenders;
                                            ---------
(f) policies of insurance addressed to the Agent reflecting the insurance required by Section 5.7 hereof; (g) an Officer's Certificate in the form of
            -----------
Exhibit A as of the end of the immediately preceding fiscal quarter; (h) a
---------
certificate from Borrower setting forth the pro forma calculations of Secured Debt to Total Asset Value Ratio, Coverage Ratio, Fixed Charge Coverage Ratio, Tangible Net Worth, Debt to Total Asset Value Ratio, and the Pool pursuant to
Section 5.15 (which include actual figures as of September 30, 2000); and (i)
------------
any Guaranty required by Section 5.15 together with such Guarantors'
                         ------------
organizational documents and certificates of existence and good standing from the state of its organization; and to the further condition that, at the time of the initial Loan, all legal matters incident to the transactions herein contemplated shall be satisfactory to Locke Liddell & Sapp LLP, counsel for the Agent.

     3.3  Options Available.  The outstanding principal balance of the Notes
          -----------------
shall bear interest at the Base Rate; provided, that (1) all past due amounts, both principal and accrued interest, shall bear interest at the Past Due Rate, and (2) subject to the provisions hereof, Borrower shall have the option of having all or any portion of the principal balance of the Notes, other than the Swing Loan Note, from time to time outstanding bear interest at a Eurodollar Rate. The records of the Lenders with respect to Interest Options, Interest Periods and the amounts of Loans to which they are applicable shall be prima facie evidence thereof. Interest on the Loans shall be calculated at the Base Rate except where it is expressly provided pursuant to this Agreement that a Eurodollar Rate is to apply.

     3.4  Designation and Conversion.  Borrower shall have the right to
          --------------------------
designate or convert its Interest Options in accordance with the provisions hereof. Provided no Event of Default has occurred and is continuing and subject to the provisions of Section 3.5, Borrower may elect to have a Eurodollar Rate
                     -----------
apply or continue to apply to all or any portion of the principal balance of the Notes, other than the Swing Loan Note. Each change in Interest Options shall be a conversion of the rate of interest applicable to the specified portion of the Loans, but such conversion shall not change the respective outstanding principal balance of the Notes. The Interest Options shall be designated or converted in the manner provided below:

          (a) Borrower shall give Agent a Request for Loan. Each such written notice shall specify the amount of Loan which is the subject of the designation, if any; the amount of borrowings into which such borrowings are to be converted or for which an Interest Option is designated; the proposed date for the designation or conversion and the Interest Period, if any, selected by Borrower. The Request for Loan shall be irrevocable and shall be given to Agent no later than the applicable Rate Designation Date. The Agent shall promptly deliver the Request for Loan to the Lenders.

          (b)  No more than twelve (12) Eurodollar Rate Borrowings with twelve
(12) Interest Periods shall be in effect at any time.

          (c) Each designation or conversion of a Eurodollar Rate Borrowing shall occur on a Eurodollar Business Day.

          (d)  Except as provided in Section 3.5 hereof, no Eurodollar Rate
                                     -----------
Borrowing shall be converted on any day other than the last day of the applicable Interest Period.

          (e) Unless a Request for Loan to the contrary is received as provided in this Agreement, each Eurodollar Rate Borrowing will convert to a Base Rate Borrowing after the expiration of the Interest Period.

     3.5  Special Provisions Applicable to Eurodollar Rate Borrowings and Money
          ---------------------------------------------------------------------
Market Loans.
------------

          (a) If the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by the Lenders with any request or directive (whether or not having the force of law) of any central bank or other Governmental Authority shall at any time make it unlawful or impossible for any Lender to permit the establishment of or to maintain any Eurodollar Rate Borrowing or a Money Market Loan, or to increase the cost to such Lender of participating in or maintaining any Letter of Credit, the commitment of the Lenders to establish or maintain such Eurodollar Rate Borrowing or a Money Market Loan, or to issue or participate in Letters of Credit shall forthwith be suspended until such condition shall cease to exist and Borrower shall forthwith, upon demand by Agent to Borrower, (1) convert the Eurodollar Rate Borrowing with respect to which such demand was made to a Base Rate Borrowing; (2) convert the

Money Market LIBOR Loan with respect to which such demand was made to a Loan bearing interest at the Base Rate; (3) pay all accrued and unpaid interest to date on the amount so converted; and (4) pay any amounts required to compensate the Lenders for any additional cost or expense which the Lenders may incur as a result of such adoption of or change in such Legal Requirement or in the interpretation or administration thereof and any Funding Loss which the Lenders may incur as a result of such conversion. If, when Agent so notifies Borrower, Borrower has given a Request for Loan specifying a Eurodollar Rate Borrowing or a Notice of Money Market Borrowing but the selected Interest Period has not yet begun, such Request for Loan or a Notice of Money Market Borrowing shall be deemed to be of no force and effect, as if never made, and the balance of the Loans specified in such Request for Loan shall bear interest at the Base Rate until a different available Interest Option shall be designated in accordance herewith.

          (b) If the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive of general applicability (whether or not having the force of law) of any central bank or Governmental Authority shall at any time as a result of any portion of the principal balance of the Notes being maintained on the basis of a Eurodollar Rate or as a Money Market Loan, or as a result of any Lender issuing or participating in Letters of Credit:

          (1) subject any Lender (or make it apparent that any Lender is subject) to any Taxes, or any deduction or withholding for any Taxes, on or from any payment due under any Eurodollar Rate Borrowing, Money Market Loan or other amount due hereunder, other than income and franchise taxes of the United States and its political subdivisions; or

          (2) change the basis of taxation of payments due from Borrower to any Lender under any Eurodollar Rate Borrowing or Money Market Loan (otherwise than by a change in the rate of taxation of the overall net income of a Lender); or

          (3) impose, modify, increase or deem applicable any reserve requirement (excluding that portion of any reserve requirement included in the calculation of the applicable interest rate), special deposit requirement or similar requirement (including, but not limited to, state law requirements and Regulation D) imposed, modified, increased or deemed applicable by any Governmental Authority against assets held by any Lender, or against deposits or accounts in or for the account of any Lender, or against loans made by any Lender, or against any other funds, obligations or other property owned or held by any Lender; or

          (4) impose on any Lender any other condition regarding any Eurodollar Rate Borrowing, Money Market Loan or Letter of Credit;

and the result of any of the foregoing is to increase the cost to any Lender of agreeing to make or of making, renewing or maintaining such Eurodollar Rate Borrowing or Money Market Loan, or issuing or participating in Letters of Credit, or reduce the amount of principal or interest received by any Lender, then, upon demand by Agent, Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts which shall compensate such Lender for such increased cost or reduced amount. Agent will promptly notify Borrower in writing of any event which will entitle any Lender to additional amounts pursuant to this paragraph. A Lender's determination of the amount of any such increased cost, increased reserve requirement or reduced amount shall be prima facie evidence thereof. Borrower shall have the right, if it receives from Agent any notice referred to in this paragraph, upon three Business Days' notice to Agent, either (i) to repay in full (but not in part) any borrowing with respect to which such notice was given, together with any accrued interest thereon, or (ii) to convert the Eurodollar Rate Borrowing which is the subject of the notice to a Base Rate Borrowing or to convert the Money Market LIBOR Loan which is the subject of the notice to a Loan bearing interest at the Base Rate; provided, that any such repayment or conversion shall be accompanied by payment of (x) the amount required to compensate a Lender for the increased cost or reduced amount referred to in the preceding paragraph; (y) all accrued and unpaid interest to date on the amount so repaid or converted, and (z) any Funding Loss which any Lender may incur as a result of such repayment or conversion.

          (c) If for any reason with respect to any Interest Period Agent shall have determined (which determination shall be prima facie evidence thereof) that:

          (1) Agent is unable through its customary general practices to determine any applicable Eurodollar Rate, or

          (2) by reason of circumstances affecting the applicable market generally, Agent is not being offered deposits in United States dollars in such market, for the applicable Interest Period and in an amount equal to the amount of any applicable Eurodollar Rate Borrowing requested by Borrower, or

          (3) any applicable Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of making and maintaining such Eurodollar Rate Borrowing hereunder for any proposed Interest Period, then Agent shall give Borrower notice thereof and thereupon, (A) any Request for Loan previously given by Borrower designating the applicable Eurodollar Rate Borrowing which has not commenced as of the date of such notice from Agent shall be deemed for all purposes hereof to be of no force and effect, as if never given, and (B) until Agent shall notify Borrower that the circumstances giving rise to such notice from Agent no longer exist, each Request for Loan requesting the applicable Eurodollar Rate shall be deemed a request for a Base Rate Borrowing, and any applicable Eurodollar Rate Borrowing then outstanding shall be converted, without any notice to or from Borrower, upon the termination of the Interest Period then in effect with respect to it, to a Base Rate Borrowing.

          (d) Borrower shall indemnify the Agent and each Lender against and hold the Agent and each Lender harmless from any Funding Loss. This agreement shall survive the payment of the Notes. A certificate as to any additional amounts payable pursuant to this subsection and setting forth the reasons for the Funding Loss submitted by Agent to Borrower shall be prima facie evidence thereof.

          (e) The Borrower shall pay to the Agent or a Lender the Eurodollar Reserve Requirement incurred by that Lender within thirty (30) days after written demand by Agent to the Borrower. The demand setting forth the Eurodollar Reserve Requirement shall be prima facie evidence thereof.

     3.6  Funding Offices; Adjustments Automatic.  Any Lender may, if it so
          --------------------------------------
elects, fulfill its obligation as to any Eurodollar Rate Borrowing or Money Market Loan by causing a branch or affiliate of such Lender to make such Loan and may transfer and carry such Loan at, to, or for the account of, any branch office or affiliate of such Lender; provided, that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it for the account of such branch or affiliate. Without notice to Borrower or any other person or entity, each rate required to be calculated or determined under this Agreement shall automatically fluctuate upward and downward in accordance with the provisions of this Agreement.

     3.7  Funding Sources, Payment Obligations.  Notwithstanding any provision
          ------------------------------------
of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each Eurodollar Rate Borrowing and Money Market LIBOR Loan during each Interest Period through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the interest rate for such Interest Period. Notwithstanding the foregoing, Funding Losses, increased costs and other obligations relating to Eurodollar Rate Borrowings and Money Market Loans described in Section 3.5 of this Agreement
                                               -----------
will only be paid by the Borrower as and when actually incurred by the Lenders.

     3.8  Mitigation, Non-Discrimination.
          ------------------------------

          (a) Each Lender will notify the Borrower through the Agent of any event occurring after the date of this Agreement which will require or enable such Lender to take the actions described in Sections 3.5(a) or (b) of this
                                             ---------------    ---
Agreement as promptly as practicable after it obtains knowledge thereof and determines to request such action, and (if so requested by the Borrower through the Agent) will designate a different lending office of such Lender for the applicable Eurodollar Rate Borrowing or Money Market Loan or will take such other action as the Borrower reasonably requests if such designation or action is consistent with the internal policy of such Lender and legal and regulatory restrictions, can be undertaken at no additional cost, will avoid the need for, or reduce the amount of, such action and will not, in the sole opinion of such Lender, be disadvantageous to such Lender (provided that such Lender will have no obligation to designate a different lending office which is located in the United States of America).

          (b) None of the Lenders shall be able to pass through to the Borrower changes and costs under Section 3.5 of this Agreement on a discriminating basis,
                        -----------
such that such changes and costs are not also passed through by each Lender to other customers of such Lender similarly situated where such customer is subject to documents providing for such pass through.

          (c)  If any Lender elects under Section 3.5 of this Agreement to
                                          -----------
suspend or terminate the availability of Eurodollar Rate Borrowings for any material period of time, and the event giving rise to such election is not generally applicable to all of the Lenders, the Borrower may within sixty (60) days after notification of such Lender's election, and so long as no Event of Default is then in existence, either (i) demand that such Lender, and upon such demand, such Lender shall promptly, assign its Lender Commitment to another financial institution subject to and in accordance with the provisions of
Section 10.5 of this Agreement for a purchase price equal to the unpaid balance
------------
of principal, accrued interest, the unpaid balance of the Fee and expenses owing to such Lender pursuant to this Agreement, or (ii) pay such Lender the unpaid balance of principal, accrued interest, the unpaid balance of the Fee and expenses owing to such Lender pursuant to this Agreement, whereupon, such Lender shall no longer be a party to this Agreement or have any rights or obligations hereunder or under any other Credit Documents, and the Commitment shall immediately and permanently be reduced by an amount equal to the Lender Commitment of such Lender.

4.   Representations and Warranties.
     ------------------------------

     To induce the Lenders to enter into this Agreement and to make the Loans, the Borrower represents and warrants to the Agent and the Lenders as follows:

     4.1  Organization. The Borrower is duly organized, validly existing and in
          ------------
good standing as a real estate investment trust under the laws of the state of Maryland; has all power and authority to conduct its business as presently conducted; and is duly qualified to do business and in good standing in every state where the location of its Property requires it to be qualified to do business, unless the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

     4.2  Financial Statements. The financial statements delivered to the Agent
          --------------------
fairly present, in accordance with Generally Accepted Accounting Principles (provided, however, that the Quarterly Unaudited Financial Statements are subject to normal year-end adjustments and may contain condensed footnotes as permitted by regulations of the United States Securities and Exchange Commission), the financial condition and the results of operations of the Borrower as at the dates and for the periods indicated. No Material Adverse Change has occurred since the dates of such financial statements. The Borrower is not subject to any instrument or agreement which would materially prevent it from conducting its business as it is now conducted or as it is contemplated to be conducted.

     4.3  Enforceable Obligations; Authorization. The Credit Documents are
          --------------------------------------
legal, valid and binding obligations of the Parties, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other laws affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of the Credit Documents have all been duly authorized by all necessary action; are within the power and authority of the Parties; do not and will not contravene or violate any Legal Requirement or the Organizational Documents of the Parties; do not and will not result in the breach of, or constitute a default under, any agreement or instrument by which the Parties or any of their respective Property may be bound or affected, except where such breach or default could not reasonably be expected to have a Material Adverse Effect; and do not and will not result in the creation of any Lien upon any Property of any of the Parties except as expressly contemplated therein. All necessary permits, registrations and consents for such making and performance have been obtained except where the lack thereof would not reasonably be expected to have a Material Adverse Effect.

     4.4  Other Debt. The Borrower is not in default in the payment of any
          ----------
other Indebtedness or under any agreement, mortgage, deed of trust, security agreement or lease to which it is a party which default would reasonably be expected to have a Material Adverse Effect.

     4.5  Litigation. There is no litigation or administrative proceeding
          ----------
pending or, to the knowledge of the Borrower, threatened against, or any outstanding judgment, order or decree affecting, the Borrower before or by any Governmental Authority which is not adequately covered by insurance or which, if determined adversely to the Borrower could reasonably be expected to have a Material Adverse Effect. The Borrower is not in default with respect to any judgment, order or decree of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect.

     4.6  Taxes. The Borrower has filed all tax returns required to have been
          -----
filed and paid all taxes shown thereon to be due, except those for which extensions have been obtained, those which are being contested in good faith and those for which the Borrower's failure to file a return or pay could not reasonably be expected to have a Material Adverse Effect.

     4.7  Regulation U. None of the proceeds of any Loan or Letter of Credit
          ------------
will be used for the purpose of purchasing or carrying directly or indirectly any margin stock or for any other purpose that would constitute this transaction a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

     4.8  Subsidiaries. Each of the Borrower's Subsidiaries is a "qualified
          ------------
REIT subsidiary" under Section 856 of the Code.

     4.9  Securities Act of 1933. Other than the Agent's efforts in syndicating
          ----------------------
the Loans (for which the Agent is responsible) neither the Borrower nor any agent acting for it has offered the Notes or any similar obligation of the Borrower for sale to or solicited any offers to buy the Notes or any similar obligation of the Borrower from any Person other than the Agent or any Lender, and neither the Borrower nor any agent acting for it will take any action which would subject the sale of the Note to the provisions of Section 5 of the Securities Act of 1933, as amended.

     4.10 No Contractual or Corporate Restrictions. The Borrower is not a party
          ----------------------------------------
to, or bound by, any contract, agreement or charter or other corporate restriction materially and adversely affecting its business, Property, assets, operations or condition, financial or otherwise.

     4.11 Investment Company Act Not Applicable. The Borrower is not an
          -------------------------------------
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     4.12 Public Utility Holding Company Act Not Applicable. The Borrower is
          -------------------------------------------------
not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", or an affiliate of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     4.13 ERISA Not Applicable. The Borrower is not subject to any requirements
          --------------------
of the Employee Retirement Income Security Act of 1974 as amended from time to time, or any rules, regulations, rulings or interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

5.   Affirmative Covenants.
     ---------------------

     The Borrower covenants and agrees with the Agent and the Lenders that prior to the termination of this Agreement it will do, and if necessary cause to be done, each and all of the following:

     5.1  Taxes, Insurance, Existence, Regulations, Property, etc. At all times
          -------------------------------------------------------
(a) pay when due all taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same shall be contested in good faith and reserves which are adequate under Generally Accepted Accounting Principles have been established therefor, or unless such failure to pay could not reasonably be expected to have a Material Adverse Effect; (b) do all things necessary to preserve its existence, qualifications, rights and franchises in all States where such qualification is necessary or desirable, except where failure to obtain the same could not reasonably be expected to have a Material Adverse Effect; (c) comply with all applicable Legal Requirements in respect of the conduct of its business and the ownership of its Property except where failure to so comply could not reasonably be expected to have a Material Adverse Effect; and (d) cause its Property to be protected, maintained and kept in good repair (reasonable wear and tear excepted) and make all replacements and additions to its Property as may be reasonably necessary to conduct its business.

     5.2  Financial Statements and Information. Furnish (which may be by
          ------------------------------------
electronic access) to the Agent each of the following: (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, Annual Audited Financial Statements of the Borrower; (b) as soon as available and in any event within 50 days after the end of each quarter (except the last quarter) of each fiscal year of the Borrower, Quarterly Unaudited Financial Statements of the Borrower; (c) concurrently with the financial statements provided for in Sections 5.2(a) and (b) hereof, an Officer's
                           ---------------     ---
Certificate, together with such schedules, computations and other information (including, without limitation, if provided to Borrower information as to Unconsolidated Affiliates of the Borrower and as to Ameriton), in reasonable detail, as may be required by the Agent to demonstrate compliance with the covenants set forth herein or reflecting any non-compliance therewith as of the applicable date, all certified as true, correct and complete by a managing director, vice president, senior vice president, controller, a co-controller of Borrower; (d) promptly after the filing thereof, all reports to or filings made by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission, including, without limitation, registration statements and reports on Forms 10-K, 10-Q and 8-K (or their equivalents); (e) within two (2) Business Days after the receipt thereof, a copy of the notification to the Borrower of the Borrower's Credit Rating, or change therein, and (f) such other information relating to the financial condition and affairs of the Borrower as from time to time may be reasonably requested by any Lender. The Agent will send to each Lender the information received by the Agent pursuant to this Section 5.2 promptly after the receipt
                                       -----------
thereof by Agent. The financial calculations for Sections 5.3, 5.15 and 6.4
                                                 ------------  ----     ---
shall be made (1) on the date of each Loan or issuance, renewal or extension of a Letter of Credit using the best information available to the Borrower, and (2) on the last day of each of the Borrower's fiscal quarters.

     5.3  Financial Tests. Have and maintain on a consolidated basis in
          ---------------
accordance with Generally Accepted Accounting Principles:

          (a) a Secured Debt to Total Asset Value Ratio no greater than forty percent (40%);

          (b) a Coverage Ratio of not less than 2.0:1.0;

          (c) a Fixed Charge Coverage Ratio of not less than 1.75:1.00;

          (d) a Tangible Net Worth of at least One Billion Eight Hundred Fifty-Five Million Dollars ($1,855,000,000.00); and

          (e) a Debt to Total Asset Value Ratio no greater than fifty-five percent (55%).

     5.4  Inspection. In order to permit the Agent to ascertain compliance with
          ----------
the Credit Documents, during normal business hours permit the Agent to inspect its Property, to examine its files, books and records and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all at such times and intervals and to such extent as a Lender may reasonably desire.

     5.5  Further Assurances. Promptly execute and deliver any and all other
          ------------------
and further instruments which may be requested by the Agent to cure any defect in the execution and delivery of any Credit Document or more fully to describe particular aspects of the Borrower's agreements set forth in the Credit Documents or so intended to be.

     5.6  Books and Records. Maintain books of record and account in accordance
          -----------------
with Generally Accepted Accounting Principles.

     5.7  Insurance. Maintain insurance with such insurers, on such of its
          ---------
properties, in such amounts and against such risks as is consistent with insurance maintained by businesses of comparable type and size in the industry, and furnish the Agent satisfactory evidence thereof promptly upon request.

     5.8  Notice of Certain Matters. Notify the Agent promptly upon acquiring
          -------------------------
knowledge of the occurrence of any of the following: the institution or threatened institution of any lawsuit or administrative proceeding affecting the Borrower in which the claim exceeds $10,000,000.00 and if determined adversely could have a Material Adverse Effect; when the Borrower believes that there has been a Material Adverse Change; or the occurrence of any Event of Default or any Default. The Borrower will notify the Agent in writing at least thirty (30) Business Days prior to the date that the Borrower changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records.

     5.9  Use of Proceeds. The proceeds of the Loans will be used for general
          ---------------
business purposes, including (without limitation) for acquisition of multifamily real estate properties, for the development and enhancement of multifamily real estate properties, for the costs of construction of multifamily real estate projects owned or to be acquired by the Borrower, for repurchase of the Borrower's stock, or for other investments permitted by this Agreement. Notwithstanding the foregoing, none of the proceeds of the Loans will be used to finance, fund or complete any hostile acquisition of any Person.

     5.10 Expenses of and Claims Against the Agent and the Lenders. To the
          --------------------------------------------------------
extent not prohibited by applicable law, the Borrower will pay all reasonable costs and expenses incurred to third parties and reimburse the Agent and each Lender, as the case may be, for any and all reasonable expenditures of every character incurred or expended from time to time, in connection with (a) regardless of whether a Default or Event of Default shall have occurred, the Agent's preparation, negotiation and completion of the Credit Documents, and (b) during the continuance of an Event of Default, all costs and expenses relating to the Agent's and such Lender's exercising any of its rights and remedies under this or any other Credit Document, including, without limitation, attorneys' fees, legal expenses, and court costs; provided, that no rights or option granted by the Borrower to the Agent or any Lender or otherwise arising pursuant to any provision of this or any other instrument shall be deemed to impose or admit a duty on the Agent or any Lender to supervise, monitor or control any aspect of the character or condition of any property or any operations conducted in connection with it for the benefit of the Borrower or any other person or entity other than the Agent or such Lender. Notwithstanding the foregoing, the Borrower shall not be charged with any cost or expense incurred by the Agent or any Lender relating to disputes or claims among or between the Agent, the Lenders, or any of them unless during the continuance of an Event of Default and related to details of enforcement of the Lenders' rights under the Credit Documents.

     5.11 Legal Compliance; Indemnification.
          ---------------------------------

          (a) The Borrower shall operate its Property and businesses in full compliance with all Legal Requirements. It shall not constitute an Event of Default if there is a failure to comply with any Legal Requirement which failure could not reasonably be expected to have a Material Adverse Effect. The Borrower shall indemnify the Agent and each Lender, their directors, officers, employees and shareholders (the "Indemnified Parties") for and defend and hold the Indemnified Parties harmless against any and all claims, demands, liabilities, causes of action, penalties, obligations, damages, judgments, deficiencies, losses, costs or expenses (including, without limitation, interest, penalties, attorneys' fees, and amounts paid in settlement) threatened or incurred by reason of, arising out of or in any way related to (i) any failure of the Borrower to so comply with the provisions of any Legal Requirement, this Agreement or the other Credit Documents, or (ii) the Agent or any Lender's making of the Loans, issuing or participating in any Letters of Credit, or any other acts or omissions taken or made in connection with the Loans or Letters of Credit (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of the Letter of Credit), and any and all matters arising out of any act, omission, event or circumstance, regardless of whether the act, omission, event or circumstance constituted a violation of any such Legal Requirement, this Agreement or the other Credit Documents at the time of its existence or occurrence. THE BORROWER SHALL INDEMNIFY THE AGENT AND EACH LENDER PURSUANT TO THIS SECTION REGARDLESS OF WHETHER THE ACT, OMISSION, FACTS, CIRCUMSTANCES OR CONDITIONS GIVING RISE TO SUCH INDEMNIFICATION WERE CAUSED IN WHOLE OR IN PART BY THE AGENT'S OR SUCH LENDER'S NEGLIGENCE (SIMPLE, BUT NOT GROSS NEGLIGENCE).

          (b) The Borrower will comply with all Legal Requirements to maintain, and will at all times elect, qualify as and maintain, its status as a real estate investment trust under Section 856(c)(1) of the Code.

          (c) The Borrower will maintain at least one class of common shares of the Borrower having trading privileges on the New York Stock Exchange or the American Stock Exchange, or which is listed on The NASDAQ Stock Market's National Market.

     5.12 Borrower's Performance. If the Borrower should fail to comply with
          ----------------------
any of the agreements, covenants or obligations of the Borrower under this Agreement or any other Credit Document which requires the payment of money, then the Agent (in the Borrower's name or in Agent's name) may, if such payment has not been made within ten (10) days after written request from Agent, perform or cause to be performed such agreement, covenant or obligation, for the account of the Borrower and at the Borrower's sole expense, but shall not be obligated to do so. Any and all reasonable expenses thus incurred or paid by the Agent and by any Lender shall be the Borrower's demand obligations to the Agent or such Lender and shall bear interest from the date of demand therefor until the date that the Borrower repays it to the Agent or the applicable Lender at the Past Due Rate. Upon making any such payment or incurring any such expense, the Agent or the applicable Lender shall be fully subrogated to all of the rights of the Person receiving such payment. Any amounts owing by the Borrower to the Agent or any Lender pursuant to this provision or any other provision of this Agreement shall automatically and without notice be secured by any collateral provided by the Credit Documents. The amount and nature of any such expense and the time when paid shall, absent manifest error, be fully established by the affidavit of the Agent or the applicable Lender or any of the Agent's or the applicable Lender's officers or agents.

     5.13 Professional Services. Promptly upon the Agent's request to satisfy
          ---------------------
itself or the request of any Lender, the Borrower shall: (a) allow an inspection and/or appraisal of the Borrower's Property to be made by a Person approved by the Agent in its sole discretion; and (b) if the Agent believes that an Event of Default has occurred or is about to occur, cause to be conducted or prepared any other written report, summary, opinion, inspection, review, survey, audit or other professional service relating to the Borrower's Property or any operations in connection with it (all as designated in the Agent's request), including, without limitation, any accounting, auctioneering, architectural, consulting, engineering, design, legal, management, pest control, surveying, title abstracting or other technical, managerial or professional service relating to such property or its operations. So long as no Event of Default has occurred and is continuing, the foregoing shall not be at the Borrower's expense.

     5.14 Capital Adequacy.
          ----------------

          (a) If after the date of this Agreement, the Agent or any Lender shall have determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy of general applicability, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent or any Lender with any request or directive regarding capital adequacy of general applicability (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Agent's or any Lender's capital as a consequence of its obligations hereunder to a level below that which the Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Agent's or such Lender's policies with respect to capital adequacy) by an amount deemed by the Agent or such Lender to be material, then from time to time, the Borrower shall pay to the Agent or such Lender such additional amount or amounts as will compensate the Agent or such Lender for such reduction.

          (b) A certificate of the Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate the Agent or such Lender as specified in Section 5.14(a) hereof and making reference to the applicable
                ---------------
law, rule or regulation shall be delivered as soon as practicable to the Borrower and shall be prima facie evidence thereof. The Borrower shall pay the Agent or such Lender the amount shown as due on any such certificate within fourteen (14) Business Days after the Agent or such Lender delivers such certificate. In preparing such certificate, the Agent or such Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

     5.15 Property Pool.
          -------------

          (a) The Borrower (or a Subsidiary of the Borrower if the conditions in clause (c) below are satisfied) will at all times own fee simple title to a
   ----------
pool (the "Pool") of Real Property that is not mortgaged, pledged, hypothecated, or encumbered in any manner, other than Permitted Encumbrances (the "Pool Real Estate") with an aggregate Pool Value of at least one hundred seventy-five percent (175%) of the Borrower's Indebtedness other than Secured Debt outstanding from time to time, with the following characteristics:

               (i) each individual income producing property in the Pool must have an occupancy level of at least eighty percent (80%), where such occupancy level is the average of the actual occupancy level for the immediately preceding three (3) months, and

               (ii) the Borrower must have received from third party independent environmental consultants, written assessments for each Pool Real Estate in, or to be added to, the Pool that do not disclose any material environmental conditions or risks related to such properties.

If requested by the Agent, the Borrower will provide to the Agent written assessments from third party independent environmental consultants for all Pool Real Estate acquired after the date of this Agreement. If Super-Majority Lenders determine that there are material environmental conditions existing on or risks to such properties, the properties will be excluded from the Pool.

          (b) Notwithstanding the foregoing, (i) the maximum Pool Value that can be attributable to the Value of land not improved for multifamily use (not including land that is either under development or planned for commencement of development within three (3) years after the date of acquisition) is five percent (5%) of the Pool Value after adding the effect of said land, (ii) the maximum Pool Value that can be attributable to the Value of Real Property that is under construction or development, unimproved land that is planned for commencement of development within three (3) years after the date of acquisition and land not improved for multifamily use is twenty percent (20%) of the Pool Value after adding the effect of said Real Property and land; and (iii) the maximum Pool Value that can be attributable to the Value of improved property not used for multifamily residential use is seven and one-half percent (7-1/2%) of the Pool Value after adding the effect of said property.

          (c) If any Pool Real Estate is owned by a Subsidiary, then it may be included in the Pool only if:

              (i) the owner of the Pool Real Estate is either (1) a wholly owned Subsidiary of the Borrower or (2) if not a wholly owned Subsidiary, then (x) the value of the Pool Real Estate owned by such Subsidiary ("Partial Subsidiary Real Estate") to be used in the calculation in clauses
                                                                         -------
     (a) and (b) above shall be as provided in clauses (a) and (b) multiplied by
     ---     ---                               -----------     ---
     the cumulative percentage interest of the Subsidiary owned by the Borrower,
     (y) the maximum Pool Value that can be attributable to Partial Subsidiary Real Estate is fifteen percent (15%) of the Pool Value after adding the effect of the Partial Subsidiary Real Estate, and (z) the Borrower controls the right to sell, encumber or refinance the Partial Subsidiary Real Estate; and

              (ii) the owner of the Pool Real Estate (1) either (x) executes a Guaranty and delivers it to the Agent, together with such Subsidiary's Organizational Documents and current certificates of existence and good standing for the state in which it is organized and such Guaranty must remain in full force and effect, or (y) if such Subsidiary is not wholly owned by the Borrower, has no Indebtedness other than Non-recourse Debt, and other than Indebtedness to the Borrower subordinated to the Indebtedness incurred under this Agreement on terms satisfactory to the Agent; and (2) would not at any time be in default of Sections 7.1(g), (h),
                                                           ---------------  ---
     (i), (j), or (k), if said subsections were applicable to said owner.
     ---  ---     ---

6.   Negative Covenants.
     ---------------------

     The Borrower covenants and agrees with the Agent and the Lenders that prior to the termination of this Agreement it will not do any of the following:

     6.1  Indebtedness. Create, incur, suffer or permit to exist, or assume or
          ------------
guarantee, directly or indirectly, contingently or otherwise, or become or remain liable with respect to any Indebtedness with a final maturity of five (5) years or less (not including any renewal or extension options) in excess of $1,000,000,000.00 in the aggregate, in all cases whether direct, indirect, absolute, contingent or otherwise; except (a) Indebtedness incurred by Borrower which has an Acceptable Credit Rating at the time of issuance, (b) Non-recourse Debt, (c) Indebtedness in the final five (5) years or less of a full payment amortization schedule providing for periodic payments over the remaining life where no more than fifty percent (50%) of the original loan amount is amortized in said final five (5) year or less period, (d) credit enhancement provided by or on behalf of the Borrower for tax exempt bonds if said credit enhancement has an expiration date or a maturity date of one (1) year or more, and (e) Indebtedness secured by multifamily real estate properties and assumed by Borrower in connection with the purchase of said properties by Borrower (but not incurred or assumed in anticipation of such purchase) not to exceed $100,000,000.00 in the aggregate. For the purposes of the foregoing calculation under (c) above, simultaneously issued tranches of Indebtedness under the same indenture shall be combined and treated as a single debt issuance.

     6.2  Mergers, Consolidations and Acquisitions of Assets.  In any single
          --------------------------------------------------
transaction or series of related transactions, directly or indirectly: (a) liquidate or dissolve; (b) be a party to any merger or consolidation other than a merger or consolidation in which (i) the Borrower is the surviving entity after such merger or consolidation, or (ii) the individuals constituting the Borrower's Board of Trustees immediately prior to such merger or consolidation represent a majority of the surviving entity's Board of Directors or Board of Trustees after such merger or consolidation; or (c) sell, convey or lease all or substantially all of its assets.

     6.3  Redemption.  At any time redeem, retire or otherwise acquire, directly
          ----------
or indirectly, any shares of its capital stock if such action would cause the Borrower to not be in compliance with this Agreement.

     6.4  Nature of Business.  Change the nature of its business or enter into
          ------------------
any business which is substantially different from the business in which it is presently engaged. Borrower's primary business will be the ownership, operation and development of multi-family residential properties, and may include other business initiatives, investments and activities which are related, but incidental, to Borrower's primary business, subject only to the limitations on specific loans and investments described below ("Specified Permitted Holdings"); provided, however, that the aggregate value of the Specified Permitted Holdings shall not at any time exceed thirty percent (30%) of the Total Asset Value after giving effect to the Specified Permitted Holdings.

     "Specified Permitted Holdings" means the following:

          (a) securities received in settlement of liabilities created in the ordinary course of business, so long as the market value of such securities does not exceed five percent (5%) of the Total Asset Value after giving effect to such investment;

          (b) investments in Unconsolidated Affiliates that are engaged primarily in Borrower's primary business as described in this section, so long as the aggregate amount of such investments does not exceed ten percent (10%) of the Total Asset Value after giving effect to such investments;

          (c) equity investments or capital contributions in, and loans, advances, and extensions of credit to, Ameriton, so long as the equity investments or capital contributions do not exceed fifteen percent (15%) of the Total Asset Value after giving effect to such investments;

          (d) loans, advances, and extensions of credit to Persons (who are not Affiliates of the Borrower), so long as the aggregate unpaid amount of such loans does not exceed ten percent (10%) of the Total Asset Value after giving effect to such loans;

          (e) investments in Persons not included in any other Specified Permitted Holdings so long as the aggregate value of all such investments (valued at the lower of cost or then market value) does not exceed ten percent (10%) of the Total Asset Value after giving effect to such investments;

          (f) investments in income producing Real Property that is not multifamily residential property, so long as the aggregate Historical Value of such investments does not exceed ten percent (10%) of the Total Asset Value after giving effect to such investments;

          (g) investments in land not improved for multifamily use (not including land that is either under development or planned for commencement of development within three (3) years after the date of acquisition), so long as the aggregate Historical Value of such investments does not exceed seven and one-half percent (7-1/2%) of the Total Asset Value after giving effect to such investments; and

          (h) investments of any kind not included in any other Specified Permitted Holdings and which are not incidental to Borrower's primary business as described in this Section, so long as the aggregate value of such investments (valued at the lower of cost or then market value) does not exceed five percent (5%) of the Total Asset Value after giving effect to such investments.

     6.5  Transactions with Related Parties.  Enter into any transaction or
          ---------------------------------
agreement with any officer, director, or holder of more than five percent (5%) (based on voting rights) of the issued and outstanding capital stock of the Borrower (or any Affiliate of the Borrower), unless the same is upon terms substantially similar to those obtainable from qualified wholly unrelated sources, or complies with the requirements of the Statement of Policy for Real Estate Investment Trusts promulgated by the North American Security Administrators Association, as amended from time to time.

7.   Events of Default and Remedies.
     -------------------------------

     7.1  Events of Default.  If any of the following events shall occur, then,
          -----------------
as to the events described in Sections 7.1(b), (c), and (d), if the event has
                              ---------------  ---      ---
not been waived, cured or remedied within twenty (20) days after the Agent gives the Borrower notice of such event, at any time thereafter, and as to all of the other events described herein, at any time, the Agent may do any or all of the following: (1) without notice to the Borrower, declare the Notes to be, and thereupon the Notes shall forthwith become, immediately due and payable, together with all accrued interest thereon, without notice of any kind, notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived; (2) without notice to the Borrower, terminate the Commitment; (3) exercise, as may any other Lender, its rights of offset against each account and all other Property of the Borrower in the possession of the Agent or any such Lender, which right is hereby granted by the Borrower to the Agent and each Lender; and (4) exercise any and all other rights pursuant to the Credit Documents:

     (a) The Borrower shall fail to pay or prepay any principal of or interest on the Notes, any reimbursement obligation in respect of an LC Disbursement, or any fee or any other obligation hereunder within five (5) days after it was due; or

     (b) The Borrower or any Guarantor shall (i) fail to pay when due, or within any applicable period of grace, any principal of or interest on (1) any other Indebtedness, other than Non-recourse Debt or Disqualified Stock, in excess of $25,000,000.00 in principal amount, or (2) Non-recourse Debt in excess of $50,000,000.00 in principal amount; or (ii) fail to comply with Section 1004 of the Indenture dated February 1, 1994 between the Borrower and Morgan Guaranty Trust Company of New York, as Trustee, as said Section 1004 may be amended with the consent of the Majority Lenders; or

     (c) Any written representation or warranty made in any Credit Document by or on behalf of the Borrower, when taken as a whole shall prove to have been incorrect, false or misleading in any material respect; or

     (d) Default shall occur in the punctual and complete performance of any covenant of the Borrower or any other Person other than the Agent or the Lenders contained in any Credit Document not specifically set forth in this Section; or

     (e) A final judgment or judgments in the aggregate for the payment of money in excess of $25,000,000.00 shall be rendered against the Borrower or any Guarantor and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed; or

     (f) The Borrower shall not be in compliance with any provision of Section
                                                                       -------
6.4 during the period covered by an Officer's Certificate and such non-
---
compliance remains in existence on the date the next Officer's Certificate is required to be presented to the Agent under Section 5.2(c) of this Agreement;
                                            --------------
provided, however, that such right to defer compliance shall be available to the Borrower for each such provision no more than once every twelve (12) months; or

     (g) Any order shall be entered in any proceeding against the Borrower or any Guarantor decreeing the dissolution, liquidation or split-up thereof, and such order shall remain in effect for more than thirty (30) days; or

     (h) The Borrower or any Guarantor shall make a general assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a trustee, custodian, receiver or liquidator of all or any substantial part of its business, estate or assets or shall commence any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

     (i) Any such petition or application shall be filed or any such proceeding shall be commenced against the Borrower or any Guarantor and the Borrower or such Guarantor by any act or omission shall indicate approval thereof, consent thereto or acquiescence therein, or an order shall be entered appointing a trustee, custodian, receiver or liquidator of all or any substantial part of the assets of such Person or granting relief to such Person or approving the petition in any such proceeding, and such order shall remain in effect for more than ninety (90) days; or

     (j) The Borrower or any Guarantor shall fail generally to pay its debts as they become due or suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its Property which is not released, stayed, bonded or vacated within thirty (30) days after its issue or levy; or

     (k) The Borrower or any Guarantor shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid.

    7.2   Remedies Cumulative.  No remedy, right or power conferred upon the
          -------------------
Agent or the Lenders is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

    7.3   Guaranty Proceeds.
          -----------------

          (a) Notwithstanding any other provision of any Credit Document to the contrary, any funds, claims, or distributions actually received by Agent for the account of any Lender as a result of the enforcement of, or pursuant to, any Guaranty, net of Agent's and Lenders' expenses of collection thereof (such net amount, "Guaranty Proceeds"), shall be made available for distribution equally and ratably (in proportion to the aggregate amount of principal, interest and other amounts then owed in respect of the Obligations or of an issuance of Public Debt (as defined below), as the case may be) among the Agent, the Lenders and the trustee or trustees of any Indebtedness not subordinated to the Obligations (or to the holders thereof), issued by Borrower, before or after the date of this Agreement, in offerings registered under the Securities Act of 1933, as amended, or in transactions exempt from registration pursuant to rule 144A thereof ("Public Debt"). Agent is hereby authorized by Borrower, by each Lender and by each Guarantor (by its execution and delivery of the Guaranty to which it is party) to make such Guaranty Proceeds so available. No Lender shall have any interest in any amount paid over by Agent to the trustee or trustees in respect of any Public Debt (or to the holders thereof) pursuant to the foregoing authorization. This Section 7.3(a) shall apply (i) solely to Guaranty Proceeds and not to any
     --------------
payments, funds, claims or distributions received by Agent or Lenders directly or indirectly from Borrower or any other Person other than from a Guarantor pursuant to a Guaranty, and (ii) as to Public Debt issued after the date of this Agreement, only if the documents governing the Public Debt provide for the same sharing with the Lenders of guaranty proceeds recovered to pay the Public Debt. Borrower is aware of the terms of the Guaranty, and specifically understands and agrees with Agent and the Lenders that, to the extent Guaranty Proceeds are distributed to holders of Public Debt or their respective trustees, such Guarantor has agreed that the Obligations will not be deemed reduced by any such distributions, and each Guarantor shall continue to make payments pursuant to its Guaranty until such times as the Obligations have been paid in full (and the Commitment has been terminated and any LC Exposure reduced to zero), after taking into account any such distributions of Guaranty Proceeds in respect of Indebtedness other than the Obligations.

          (b) Nothing contained herein shall be deemed (i) to limit, modify, or alter the rights of Agent and Lenders under any Guaranty, (ii) to subordinate the Obligations to any Public Debt, or (iii) to give any holder of Public Debt (or any trustee for such holder) any rights of subrogation.

          (c) This Agreement and each Guaranty are for the sole benefit of Agent and the Lenders and their respective successors and assigns. Nothing contained herein or in any Guaranty shall be deemed for the benefit of any holder of Public Debt, or any trustee for such holder; nor shall anything contained herein or therein be construed to impose on Agent or Lenders any fiduciary duties, obligations or responsibilities to the holder of any Public Debt or their trustees (including, but not limited to, any duty to pursue any Guarantor for payment under its Guaranty).

8.   The Agent.
     ----------

     8.1  Appointment, Powers and Immunities.
          ----------------------------------

          (a) Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Credit Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent (i) shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit

Documents, and shall not by reason of this Agreement or any other Credit Document be a trustee for any Lender; (ii) shall not be responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement or any other Credit Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, execution, filing, registration, collectibility, recording, perfection, existence or sufficiency of this Agreement or any other Credit Document or any other document referred to or provided for herein or therein or any property covered thereby or for any failure by any Party or any other Person to perform any of its obligations hereunder or thereunder, and shall not have any duty to inquire into or pass upon any of the foregoing matters; (iii) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or any other Credit Document except to the extent requested by the Majority Lenders; (iv) SHALL NOT BE RESPONSIBLE FOR ANY MISTAKE OF LAW OR FACT OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IT HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO OR PROVIDED FOR HEREIN OR THEREIN OR IN CONNECTION HEREWITH OR THEREWITH, INCLUDING, WITHOUT LIMITATION, PURSUANT TO ITS OWN NEGLIGENCE, BUT NOT INCLUDING AND EXCEPT FOR THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT; (v) shall not be bound by or obliged to recognize any agreement among or between the Borrower, the Agent, and any Lender other than this Agreement and the other Credit Documents, regardless of whether the Agent has knowledge of the existence of any such agreement or the terms and provisions thereof; (vi) shall not be charged with notice or knowledge of any fact or information not herein set out or provided to the Agent in accordance with the terms of this Agreement or any other Credit Document; (vii) shall not be responsible for any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator, and (viii) shall not be responsible for the acts or edicts of any Governmental Authority. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     (b) Without the prior written consent of Agent and all of the Lenders, Agent shall not (i) modify or amend in any respect whatsoever the interest rate provisions of the Credit Documents, (ii) increase the Commitment above $580,000,000.00 (provided that an increase requested in accordance with Section
                                                                         -------
2.1(d) must only be approved by the Lenders that are increasing their
------
Commitments), (iii) extend the Maturity Date other than in accordance with the express provisions of the Credit Documents, (iv) extend or reduce the due date for, or change the amount of, the scheduled payments of principal or interest on the Loans, the LC Disbursements or the fees set forth in Section 2.7, (v) amend
                                                         -----------
the definitions of Majority Lenders or Super-Majority Lenders or any requirement that certain actions be taken only with the consent of a certain number of the Lenders, (vi) amend or waive any provisions of Section 5.15 of this Agreement
                                                ------------
or (vii) release any Subsidiary
from a Guaranty required under and delivered pursuant to Section 5.15, unless
                                                         ------------
the Guaranty is no longer required pursuant to Section 5.15. From time to time
                                               ------------
upon Agent's request, each Lender shall execute and deliver such documents and instruments as may be reasonably necessary to enable Agent to effectively administer and service the Loan in its capacity as lead lender and servicer and in the manner contemplated by the provisions of this Agreement.

         (c) Without the prior written consent of the Super-Majority Lenders, Agent shall not modify, amend or waive in any respect whatsoever the provisions of Section 5.3 or the definitions of the financial covenants (or any component
   -----------
thereof) described in Section 5.3.
                      -----------

         (d) All information provided to the Agent under or pursuant to the Credit Documents, and all rights of the Agent to receive or request information, or to inspect information or Property, shall be by the Agent on behalf of the Lenders. If any Lender requests that it be able to receive or request such information, or make such inspections, in its own right rather than through the Agent, the Borrower will cooperate with the Agent and such Lender in order to obtain such information or make such inspection as such Lender may reasonably require.

         (e) The Borrower shall be entitled to rely upon a written notice or a written response from the Agent as being pursuant to concurrence or consent of the Majority Lenders or the Super-Majority Lenders unless otherwise expressly stated in the Agent's notice or response.

  8.2    Reliance.  The Agent shall be entitled to rely upon any certification,
         --------
notice or other communication (including any thereof by telephone, telex, facsimile, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (which may be counsel for the Borrower), independent accountants and other experts selected by the Agent. The Agent shall not be required in any way to determine the identity or authority of any Person delivering or executing the same. As to any matters not expressly provided for by this Agreement or any other Credit Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions of the Majority Lenders, and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. If any order, writ, judgment or decree shall be made or entered by any court affecting the rights, duties and obligations of the Agent under this Agreement or any other Credit Document, then and in any of such events the Agent is authorized, in its sole discretion, to rely upon and comply with such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it under the terms of this Agreement, the relevant Credit Document or otherwise; and if the Agent complies with any such order, writ, judgment or decree, then it shall not be liable to any Lender or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

     8.3  Defaults.  The Agent shall not be deemed to have constructive
          --------
knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans) unless it has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, or whenever the Agent has actual knowledge of the occurrence of a Default, the Agent shall give prompt written notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to Section 8.7 hereof) take such action with respect to
                            -----------
such Default as shall be directed by the Majority Lenders and within its rights under the Credit Documents and at law or in equity, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, permitted hereby with respect to such Default as it shall deem advisable in the best interests of the Lenders and within its rights under the Credit Documents in order to preserve, protect or enhance the collectibility of the Loans, at law or in equity.

     8.4  Rights as a Lender.  With respect to the Commitment and the Loans
          ------------------
made, Agent, in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting in its agency capacity, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may (without having to account therefor to any other Lender) as a Lender, and to the same extent as any other Lender, accept deposits from, lend money to and generally engage in any kind of banking, trust, letter of credit, agency or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent but solely as a Lender. The Agent may accept fees and other consideration from the Borrower (in addition to the fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     8.5  Indemnification.  The Lenders agree to indemnify the Agent, its
          ---------------
officers, directors, agents and Affiliates, ratably in accordance with each Lender's respective Percentage, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever (INCLUDING BUT NOT LIMITED TO, THE CONSEQUENCES OF THE NEGLIGENCE OF THE AGENT) which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Credit Document or any other documents contemplated by or referred to herein or therein, or the transactions contemplated hereby or thereby (including, without limitation, interest, penalties, reasonable attorneys' fees and amounts paid in settlement in accordance with the terms of this Section 8, but excluding, unless a Default has
                                  ---------
occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, INCLUDING BUT NOT LIMITED TO THE NEGLIGENCE OF THE AGENT, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified, or from the Agent's default in the express obligations of the Agent to the Lenders provided for in this Agreement. The obligations of the Lenders under this Section 8.5 shall survive the termination of this Agreement and the
           -----------
repayment of the Obligations.

     8.6  Non-Reliance on Agent and Other Lenders.  Each Lender agrees that it
          ---------------------------------------
has received current financial information with respect to the Borrower and that it has, independently and without reliance on the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Credit Documents. The Agent shall not be required to keep itself informed as to the performance or observance by any Party of this Agreement or any of the other Credit Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any Party except as specifically required by the Credit Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or the other Credit Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Party (or any of their affiliates) which may come into the possession of the Agent. Each Lender assumes all risk of loss in connection with its Percentage in the Loans to the full extent of its Percentage therein. The Agent assumes all risk of loss in connection with its Percentage in the Loans to the full extent of its Percentage therein.

     8.7  Failure to Act.  Except for action expressly required of the Agent, as
          --------------
the case may be, hereunder, or under the other Credit Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under Section 8.5 hereof against
                                                   -----------
any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     8.8  Resignation of Agent.  Subject to the appointment and acceptance of a
          --------------------
successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. The Agent shall resign if it has assigned all of its Lender Commitment and Loans and is not an Issuing Bank. Upon any such resignation, (i) the Majority Lenders with the consent of the Borrower, so long as no Default is in existence, shall have the right to appoint a successor Agent so long as such successor Agent is also a Lender at the time of such appointment and (ii) the Majority Lenders shall have the right to appoint a successor Agent that is not a Lender at the time of such appointment so long as the Borrower consents to such appointment (which consent shall not be unreasonably withheld). If no successor Agent shall have been so appointed by the Majority Lenders and accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, and with the consent of the Borrower which shall not be unreasonably withheld, appoint a successor Agent. Any successor Agent shall be a bank which has an office in the United States and a combined capital and surplus of at least $500,000,000.00. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent thereafter arising hereunder and under any other Credit Documents, but shall not be discharged from any liabilities for its actions as Agent prior to the date of discharge. Such successor Agent shall promptly specify by notice to the Borrower its principal office referred to in Section 2.1 and Section 2.3 hereof. After any retiring
                      -----------     -----------
Agent's resignation hereunder as Agent, the provisions of this Section 8 shall
                                                               ---------
continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

     8.9  No Partnership.  Neither the execution and delivery of this Agreement
          --------------
nor any of the other Credit Documents nor any interest the Lenders, the Agent or any of them may now or hereafter have in all or any part of the Obligations shall create or be construed as creating a partnership, joint venture or other joint enterprise between the Lenders or among the Lenders and the Agent. The relationship between the Lenders, on the one hand, and the Agent, on the other, is and shall be that of principals and agent only, and nothing in this Agreement or any of the other Credit Documents shall be construed to constitute the Agent as trustee or other fiduciary for any Lender or to impose on the Agent any duty, responsibility or obligation other than those expressly provided for herein and therein.

9.   Renewal and Extension.
     ---------------------

     9.1  Procedure for Renewal and Extension.  The Borrower may extend the
          -----------------------------------
Maturity Date one (1) time by one (1) year by executing and delivering to the Agent a written request for extension (the "Extension Request") at least thirty
(30) days (but not more than ninety (90) days) prior to the Maturity Date.

     9.2  Conditions to Renewal and Extension.  The extension of the Maturity
          -----------------------------------
Date under Section 9.1 of this Agreement shall be conditioned upon, among other
           -----------
things, the following terms and conditions (which shall be in addition to those required by Sections 2.7, 3 and 9.1 of this Agreement):
            ------------  -     ---

          (a) Execution by the Borrower of a renewal and extension agreement for each Note in Proper Form.

          (b) No Default must be in existence on the date of the Extension Request or on the Maturity Date (before extension).

          (c) Payment of the extension fee as set forth in Section 2.7(b).
                                                           --------------

          (d) Such other documents, instruments and items as Agent or any Lender shall reasonably require to document extension.

10.  Miscellaneous.
     -------------

     10.1 No Waiver, Amendments.  No waiver of any Default shall be deemed to be
          ---------------------
a waiver of any other Default. No failure to exercise or delay in exercising any right or power under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any further or other exercise thereof or the exercise of any other right or power. Except as may be prohibited by Section 8.1 hereof, no amendment, modification or
                               -----------
waiver of any Credit Document shall be effective unless the same is in writing and signed by the Borrower and the Majority Lenders. No notice to or demand on the Borrower or any other Person shall entitle the Borrower or any other Person to any other or further notice or demand in similar or other circumstances.

     10.2 Notices.  All notices under the Credit Documents shall be in writing
          -------
and either (i) delivered against receipt therefor, or (ii) mailed by registered or certified mail, return receipt requested, in each case addressed as set forth herein, or to such other address as a party may designate. Notices shall be deemed to have been given (whether actually received or not) when delivered (or, if mailed, on the next Business Day). Provided, however, that as between the Agent and the Lenders and among the Lenders, notice may be given by telecopy or facsimile effective upon the earlier of actual receipt or confirmation of receipt by telephone.

     10.3 Venue.  HARRIS COUNTY, TEXAS SHALL BE A PROPER PLACE OF VENUE TO
          -----
ENFORCE PAYMENT OR PERFORMANCE OF THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, UNLESS THE AGENT SHALL GIVE ITS PRIOR WRITTEN CONSENT TO A DIFFERENT VENUE. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS IN THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY PROCEEDING ARISING OUT OF ANY OF THE CREDIT DOCUMENTS BY SERVICE OF PROCESS AS PROVIDED BY TEXAS LAW. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE CREDIT DOCUMENTS IN THE DISTRICT

COURTS OF HARRIS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIMS THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWER (A) AGREES TO DESIGNATE AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN THE STATE OF TEXAS IN CONNECTION WITH ANY SUCH SUIT, ACTION OR PROCEEDING AND TO DELIVER TO THE AGENT EVIDENCE THEREOF AND (B) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY NOTICE GIVEN AS PROVIDED FOR IN THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW. THE BORROWER HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST THE AGENT OR ANY LENDER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS SHALL BE BROUGHT AND MAINTAINED IN THE DISTRICT COURTS OF HARRIS COUNTY, TEXAS, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION.

  10.4    Choice of Law.  THIS AGREEMENT, THE NOTES AND THE OTHER CREDIT
          -------------
DOCUMENTS HAVE BEEN NEGOTIATED, EXECUTED AND DELIVERED IN THE STATE OF TEXAS AND SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, INCLUDING ALL APPLICABLE FEDERAL LAW, FROM TIME TO TIME IN FORCE IN THE STATE OF TEXAS.

  10.5    Survival; Parties Bound; Successors and Assigns.
          -----------------------------------------------

          (a) All representations, warranties, covenants and agreements made by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of the Credit Documents, shall not be affected by any investigation made by any Person, and shall bind the Borrower and its successors, trustees, receivers and assigns and inure to the benefit of the successors and assigns of the Agent and the Lenders (including any Affiliate of the Issuing Bank that issues any Letter of Credit); provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and all of the Lenders, and any such assignment or transfer without such consent shall be null and void.

     (b) Subject to Sections 10.5(d) and (e) of this Agreement, a Lender may
                    ----------------     ---
assign all or part of its Loans and its Lender Commitment to an Eligible Institution so long as such assignment shall (1) include the voting rights and all other rights and obligations attributable thereto, and include a written assumption by the assignee of the assigning Lender's obligations under the Credit Documents, (2) require the written consent of the Borrower (so long as no Default is in existence) and the Agent (and in the case of an assignment of all or a portion of a Lender Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Bank), such consent not to be unreasonably withheld, (3) be in a minimum amount of $10,000,000.00 if assigned to a Person not already a Lender, (4) in the case of a partial assignment, not reduce the Lender's Lender Commitment to an amount less than $10,000,000.00, and (5) include payment to the Agent by the Lender of a service fee for each assignment equal to $3,000.00.

     (c) Subject to Section 10.5(e) of this Agreement, a Lender may sell
                    ---------------
participating interests to an Affiliate of the participating lender with written notice to the Agent and the Borrower but not any consent of the Agent, the Borrower or any other Lender, and may sell participating interests in any of its Loans to an Eligible Institution so long as such participation shall (1) limit the voting rights of the participant, if any, to the ability to vote for changes in the amount of the Commitment, the interest rate on the Loans, and the Maturity Date, (2) for the Committed Loans, if the participant is not an Affiliate of the participating Lender, require the written consent of the Borrower (so long as no Default is in existence) and the Agent, such consent not to be unreasonably withheld, (3) for Committed Loans be in a minimum principal amount of at least $10,000,000.00 if participated to a Person not already a Lender, and (4) not reduce the Lender's Lender Commitment which has not been participated to less than $10,000,000.00. In connection with any sale of a participating interest made in compliance with this Agreement, (i) the participating Lender shall continue to be liable for its Lender Commitment and its other obligations under the Credit Documents, (ii) the Agent, the Borrower and the other Lenders shall continue to deal solely and directly with the participating Lender in connection with such Lender's rights and obligations under the Credit Documents, and (iii) the participant may not require the participating Lender to take or refrain from taking any action under the Credit Documents that is in conflict with the terms and provisions of the Credit Documents.

     (d) A Lender may assign all or any part of its Loans, participations in Letters of Credit or its Lender Commitment to (i) an Affiliate of the Lender with written consent of the Borrower (so long as no Default is in existence) and the Agent, such consent not to be unreasonably withheld; and (ii) another Lender with written consent of the Borrower (so long as no Default is in existence).

     (e) Notwithstanding any provision hereof to the contrary, (i) any Lender may assign and pledge all or any portion of its Lender Commitment and Loans to a Federal Reserve Bank; provided, however, that any such assignment or pledge shall not relieve such Lender from its obligations under the Credit Documents; (ii) the Agent may not assign or participate its Lender Commitment so that its Lender Commitment after such assignment or participation is less than $25,000,000.00, to any Person other than an Affiliate of the Agent without the prior written consent of the Borrower, so long as no Default is in existence; and (iii) Chase may assign, sell or participate all or any portion of the Swing Loan without the consent of the Borrower, the Agent or any other Lender.

     (f) The term of this Agreement shall be until the final maturity of the Notes and the payment of all amounts due under the Credit Documents.

     (g) Any Lender (each, a "Designating Lender") may at any time designate one Designated Lender to fund Money Market Loans on behalf of such Designating Lender subject to the terms of this Section 10.5(g), and the provisions in
                                    ---------------
Sections 10.5(b) and (c) shall not apply to such designation.  No Lender may
----------------     ---
designate more than one (1) Designated Lender. The parties to each such designation shall execute and deliver to the Agent for its acceptance a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender, the Agent will accept such Designation Agreement and will give prompt notice thereof to the Borrower, whereupon, (i) the Borrower shall execute and deliver to the Designating Lender a Designated Lender Note payable to the order of the Designated Lender, (ii) from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right (subject to the provisions of Section 2.8(b)) to make Money Market Loans on behalf of its
                     --------------
Designating Lender pursuant to Section 2.8 after the Borrower has accepted a
                               -----------
Money Market Loan (or portion thereof) of the Designating Lender, and (iii) the Designated Lender shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Lender, the Designating Lender shall be and remain obligated to the Borrower, Agent and the Lenders for each and every obligation of the Designating Lender and its related Designated Lender with respect to this Agreement, including, without limitation, any indemnification obligations under Section 8.5 hereof and any sums otherwise
                                      -----------
payable to the Borrower by the Designated Lender. Each Designating Lender shall serve as the administrative agent of the Designated Lender and shall on behalf of, and to the exclusion of, the Designated Lender: (1) receive any and all payments made for the benefit of the Designated Lender and (2) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Credit Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Lender as administrative agent for the Designated Lender and shall not be signed by the Designated Lender on its own behalf, and shall be binding upon the Designated Lender to the same extent as if signed by the Designated Lender on its own behalf. The Borrower, the Agent and the Lenders may rely thereon without any requirement that the Designated Lender sign or acknowledge the same. No Designated Lender may assign or transfer all or any portion of its interest hereunder or under any other Credit Document, other than assignments to the Designating Lender which originally designated such Designated Lender or otherwise in accordance with the provisions of Sections
                                                                    --------
10.5(b) and (c). The Agent and each Lender agrees that it will not institute
-------     ---
against any Designated Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, until the later to occur of (x) one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender and (y) the Maturity Date.

  10.6    Counterparts.  This Agreement may be executed in several identical
          ------------
counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

  10.7    Usury Not Intended; Refund of Any Excess Payments.  It is the intent
          -------------------------------------------------
of the parties in the execution and performance of this Agreement to contract in strict compliance with the usury laws of the State of Texas and the United States of America from time to time in effect. In furtherance thereof, the Agent, the Lenders and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate in excess of the Ceiling Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, reserved, taken, charged or received under this Agreement. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Ceiling Rate, the Borrower, the Agent and the Lenders shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) "spread" the total amount of interest throughout the entire contemplated term of the Loans. The provisions of this paragraph shall control over all other provisions of the Credit Documents which may be in apparent conflict herewith.

  10.8    Captions.  The headings and captions appearing in the Credit Documents
          --------
have been included solely for convenience and shall not be considered in construing the Credit Documents.

  10.9    Severability.  If any provision of any Credit  Documents shall be
          ------------
invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

  10.10   Disclosures.  Every reference in the Credit Documents to disclosures
          -----------
of the Borrower to the Agent and the Lenders in writing, to the extent that such references refer to disclosures at or prior to the execution of this Agreement, shall be deemed strictly to refer only to written disclosures delivered to the Agent and the Lenders in an orderly manner concurrently with the execution hereof.

  10.11   No Novation.  THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT AND
          -----------
THE OTHER CREDIT DOCUMENTS SOLELY TO AMEND, RESTATE AND RESTRUCTURE THE TERMS OF, AND THE OBLIGATIONS TO THE EXISTING LENDERS OWING UNDER AND IN CONNECTION WITH, THE ORIGINAL CREDIT AGREEMENT. THE PARTIES DO NOT INTEND THIS AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER UNDER OR IN CONNECTION WITH THE ORIGINAL CREDIT AGREEMENT.

  10.12   Limitation of Liability.  NO OBLIGATION OR LIABILITY WHATSOEVER OF THE
          -----------------------
BORROWER WHICH MAY ARISE AT ANY TIME UNDER THIS AGREEMENT OR ANY OBLIGATION OR LIABILITY WHICH MAY BE INCURRED BY IT PURSUANT TO ANY OTHER CREDIT DOCUMENT SHALL BE PERSONALLY BINDING UPON, NOR SHALL RESORT FOR THE ENFORCEMENT THEREOF BE HAD TO THE PRIVATE PROPERTY OF, ANY OF THE BORROWER'S TRUSTEES OR SHAREHOLDERS REGARDLESS OF WHETHER SUCH OBLIGATION OR LIABILITY IS IN THE NATURE OF CONTRACT, TORT OR OTHERWISE.

  10.13   Entire Agreement.  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS
          ----------------
TOGETHER CONSTITUTE A WRITTEN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                         ARCHSTONE COMMUNITIES TRUST



                                         By:___________________________
                                         Name:_________________________
                                         Title:________________________


                                         Address:
                                         7670 South Chester Street
                                         Suite 100
                                         Englewood, Colorado  80112
                                         Attention: Corporate Finance

Lender Commitment: $57,500,000.00        THE CHASE MANHATTAN BANK,
Percentage: 9.913793103%                 as Agent and as a Lender


                                         By:_____________________________
                                         Name:___________________________
                                         Title:__________________________

                                         Address:
                                         712 Main Street
                                         Houston, Texas  77002
                                         Attention:  Manager, Real Estate Group

                                         Telecopy No.:  713-216-7713
                                         Telephone No.:  Kent Kaiser
                                                 713-216-8699

Lender Commitment: $50,000,000.00        CITICORP NORTH AMERICA, INC.
Percentage: 8.620689655%

                                         By:____________________________
                                         Name:__________________________
                                         Title:_________________________


                                         Address:
                                         390 Greenwich Street
                                         New York, New York  10013
                                         Attention:  Mr.  David Hirsch

                                         Telephone No: 212/723-5881
                                         Telecopier No.: 212/723-8380

Lender Commitment: $57,500,000.00        BANK OF AMERICA, N.A.
Percentage:  9.913793103%


                                         By:______________________________
                                         Name:____________________________
                                         Title:___________________________


                                         Address:
                                         Commercial Real Estate Banking
                                         901 Main Street, 51/st/ Plaza
                                         Dallas, Texas  75202
                                         Attention:  Patrick A. Trowbridge

                                         Telephone No:  214/209-1552
                                         Telecopier No.:  214/209-0085

Lender Commitment: $57,500,000.00        WELLS FARGO BANK, NATIONAL
Percentage:  9.913793103%                ASSOCIATION



                                         By:___________________________
                                         Name:_________________________
                                         Title:________________________


                                         Address:
                                         2859 Paces Ferry Road
                                         Suite 1805
                                         Atlanta, Georgia  30339
                                         Attention:  C. Jackson Hoover

                                         Telephone No. 770-435-3800
                                         Telecopy No: 770-435-2262

Lender Commitment: $50,000,000.00  COMMERZBANK AG, NEW YORK
Percentage: 8.620689655%           AND GRAND CAYMAN BRANCHES


                                   By:_______________________________
                                   Name:_____________________________
                                   Title:____________________________


                                   By:_______________________________
                                   Name:_____________________________
                                   Title:____________________________

                                   Address:

                                   Commerzbank AG, New York Branch
                                   2 World Financial Center
                                   New York, New York 10281-1050
                                   Attention: Christine Finkel

                                   Telephone No.: 212-266-7375
                                   Telecopy No: 212-266-7565

Lender Commitment: $15,000,000.00  BANK HAPOALIM, B.M.
Percentage:  2.586206897%


                                   By:_________________________________
                                   Name:_______________________________
                                   Title:______________________________


                                   By:_________________________________
                                   Name:_______________________________
                                   Title:______________________________

                                   Address:
                                   250 Montgomery Street, Suite 700
                                   San Francisco, California  94104
                                   Attention:  David Terrance

                                   Telephone No. 415-989-9940
                                   Telecopy No: 415-989-9948

Lender Commitment: $35,000,000.00  WACHOVIA BANK, N.A.
Percentage:  6.034482759%


                                   By:________________________________________
                                   Name:______________________________________
                                   Title:_____________________________________


                                   Address:
                                   191 Peachtree Street, N.E., 30/th/ Floor
                                   Atlanta, GA 30303
                                   Attention:  Rob Carter

                                   Telephone No.:  404-332-4841
                                   Telecopy No:  404-332-4066

Lender Commitment: $50,000,000.00  FIRST UNION NATIONAL BANK
Percentage:  8.620689655%


                                   By:_____________________________________
                                   Name:___________________________________
                                   Title:__________________________________


                                   Address:
                                   301 South College Street, 6th Floor
                                   Charlotte, NC 28288-0166
                                   Attention:   John A. Schissel

                                   Telephone No.: 704-383-1967
                                   Telecopy No: 704-383-6205

Lender Commitment: $15,000,000.00  MELLON BANK, N.A.
Percentage:  2.586206897%


                                   By:__________________________________
                                   Name:________________________________
                                   Title:_______________________________


                                   Address:
                                   One Mellon Bank Center, Room 5325
                                   Pittsburgh, PA 15258-0001
                                   Attention: James McDunn

                                   Telephone No.: 412-234-5344
                                   Telecopy No:412-234-8657

Lender Commitment: $20,000,000.00  SOUTHTRUST BANK
Percentage:  3.448275862%


                                   By:_______________________________________
                                   Name:_____________________________________
                                   Title:____________________________________


                                   Address:
                                   420 North 20/th/ Street, 11/th/ Floor
                                   Birmingham., Alabama 35203
                                   Attention:  Institutional Real Estate Dept.

                                   Telephone No.:  205/254-5870
                                   Telecopy No:  205/254-8270

Lender Commitment: $20,000,000.00  SUNTRUST BANK
Percentage:  3.448275862%


                                   By:________________________________
                                   Name:______________________________
                                   Title:_____________________________


                                   Address:
                                   8245 Boone Blvd., Suite 820
                                   Vienna, Virginia  22182
                                   Attention:  Gregory T. Horstman

                                   Telephone No.: 703/902-9384
                                   Telecopy No:  703/902-9245

Lender Commitment: $57,500,000.00  BANK ONE, NA
Percentage:  9.913793103%


                                   By:__________________________________
                                   Name:________________________________
                                   Title:_______________________________


                                   Address:
                                   Corporate Real Estate
                                   One Bank One Plaza, 14/th/ Floor
                                   Chicago, Illinois  60670-0374
                                   Attention:  Dell K. McCoy

                                   Telephone No.: 312/732-4128
                                   Telecopy No:  312/732-1117

Lender Commitment: $35,000,000.00  UNION BANK OF CALIFORNIA, N.A.
Percentage:  6.034482759%


                                   By:___________________________________
                                   Name:_________________________________
                                   Title:________________________________


                                   Address:
                                   350 California Street, H-710, 7/th/ Floor
                                   San Francisco, California  94104
                                   Attention:  Karen Kokame

                                   Telephone No.: 415/705-7116
                                   Telecopy No:  415/433-7438

Lender Commitment: $20,000,000.00  KEY BANK
Percentage:  3.448275862%


                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________


                                   Address:
                                   Commercial Real Estate
                                   127 Public Square
                                   Cleveland, Ohio  44114-1306
                                   Attention:   Daniel R. Heberle

                                   Telephone No.:  216/689-0801
                                   Telecopy No:  216/689-4997

Lender Commitment: $20,000,000.00       SUMMIT BANK
Percentage: 3.448275862%


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        Address:
                                        Commercial Real Estate Division
                                        750 Walnut Avenue
                                        Cranford, New Jersey  07016
                                        Attention:  Robert M. Gaylord

                                        Telephone No.: 908/709-6144
                                        Telecopy No:   908/709-6435

Lender Commitment: $20,000,000.00       CITIZENS BANK OF RHODE ISLAND
Percentage:  3.448275862%


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        Address:
                                        One Citizens Plaza
                                        Providence, Rhode Island  02903-1339
                                        Attention:  Craig E. Schermerhorn

                                        Telephone No.: 401/455-5425
                                        Telecopy No:   401/282-4485

                             OFFICER'S CERTIFICATE
                             ---------------------

     Archstone Communities Trust (The "Borrower"), The Chase Manhattan Bank, Wells Fargo Bank, N.A. and Bank of America, N.A., as Agents (the "Agents") and certain other Lenders (the "Lenders") entered into that certain Credit Agreement (the "Agreement") dated as of ______, 2000. Any term used herein and not otherwise defined shall have the meaning ascribed to it in the Agreement.

     The undersigned hereby certifies that:

I.   I am a Vice President of the Borrower.

II. The Borrower's financial statements as of _________ as filed with the Securities and Exchange Commission ("SEC") were prepared in conformity with generally accepted accounting principles consistently applied and present fairly the financial position of the Borrower as of the date thereof and the results of its operations for the period covered thereby subject to normal year-end adjustments.

III. As of the end of the period covered by the financial statements dated _________ as filed with the SEC:

     1.   Maximum Debt to Total Asset Value Calculation
          ---------------------------------------------
          (Section 5.3 (e))

     (A)  Indebtedness:

          Total Unsecured Debt (per GAAP)                                $______
          Total Secured Debt (per GAAP)                                  $______
          Guarantees, Endorsements and Other Contingent Obligations      $______
          Obligations under Hedging Agreements, as defined               $______
          Equity Percentage of Indebtedness of Unconsolidated Affiliates $______
          Equity Percentage of Indebtedness of Ameriton                  $______
          Other (pursuant to the Agreement)                              $______
          Total Indebtedness, as defined                                 $______
     (B)  Total Asset Value:
          Aggregated Net Operating Income from Stabilized Properties
                  Divided by 8.65%                                       $______
          Historical Value of Pre-Stabilized Properties                  $______
          Historical Value of Properties Under Construction              $______
          Historical Value of Undeveloped Land                           $______

                               Page 1 of 7 Pages
                                   EXHIBIT A

          Other Assets (excluding intangibles as defined by GAAP)        $______
          Total Asset Value of Unconsolidated Affiliates                 $______
          Contribution from Ameriton                                     $______
          Total Asset Value, as defined                                  $______
     (C)  Maximum Debt to Total Asset Value (Ratio of 1(A) to 1(B))       ______
          Required:                                     Maximum:            55%
                                                                          ------
     2.   Maximum Secured Debt Calculation
          --------------------------------
          (Section 5.3 (a))

          (A)  Secured Debt, as defined                                  $______
          (B)  Total Asset Value, as defined                             $______
          (C)  Maximum Secured Debt to Total Asset Value
          (Ratio of 2(A) to 2(B))                                         ______

                    Required:                              Maximum:          40%
                                                                          ------
     3.   Coverage Ratio Calculation
          --------------------------
          (Section 5.3 (b))

     (A)  Borrower's EBITDA:
          Net Income (per GAAP)                                          $______
          Plus:
          Depreciation and Amortization (per GAAP)                       $______
          Interest Expense, as defined                                   $______
          Income Taxes (per GAAP)                                        $______
          Extraordinary Gains/Losses (per GAAP)                          $______
          Payments on Borrower's Preferred Stock (to
          the extent included in net income)                             $______
          Equity Percentage of EBITDA for
          Unconsolidated Affiliates                                      $______
          Equity Percentage of Ameriton's Funds from Operations          $______
          Other (pursuant to the Agreement)                              $______
          Borrower's EBITDA, as defined                                  $____
     (B)  Dividends and Distributions Paid with Respect to
          Disqualified Stock                                             $______
     (C)  Borrower's Interest Expense, as defined                        $______
     (D)  Sum of 3(B) and  3(C)                                          $______
     (E)  Coverage Ratio (Ratio of 3(A) to 3(D))                         $______

          Required:                             Minimum of 2.0 to 1.0


                               Page 2 of 7 Pages

                                   EXHIBIT A
                                   ---------

     4.   Fixed Charge Coverage Ratio Calculation
          ---------------------------------------
          (Section 5.3(c))

     (A)  Borrower's EBITDA, as defined                                          $_______________
     (B)  Unit Capital Expenditures                                              $_______________
     (C)  EBITDA minus Unit Capital Expenditures                                 $_______________
     (D)  Borrower's Interest Expense, as defined                                $_______________
     (E)  Payments and Payables on Disqualified Stock                            $_______________
     (F)  Regularly Scheduled Principal Paid and Payable                         $_______________
     (G)  Sum of 4(D), 4(E) and 4(F)                                             $_______________
     (H)  Fixed Charge Coverage Ratio (Ratio of 4(C) to 4(G))                       1.0
                                                                                  ---------------

          Required:                                         Minimum of 1.75 to 1.0

     5.   Tangible Net Worth
          ------------------
          (Section 5.3(d))
          Assets                                                                 $_______________
          Liabilities                                                            $_______________
          Tangible Net Worth, as defined                                         $_______________

          Required:                                            Minimum of $1.855 billion

     6.   Maximum Recourse Indebtedness Calculation
          -----------------------------------------
          (Section 6.1)

     (A)  Indebtedness with a Final Maturity of Five Years or less               $_______________
     (B)  Investment Grade Debt included in 6(A)                                 $_______________
     (C)  Non-recourse Debt included in 6(A), excluded from 6(B)                        $
                                                                                  ---------------
     (D)  Amortizing Debt included in 6(A) excluded from 6(B) or 6(C)            $_______________
     (E)  Credit Enhancement included in 6(A), excluded from 6(B)
          or 6(C) or 6(D)                                                        $_______________
     (F)  Acquisition Indebtedness included in 6(A), excluded from 6(B)
          or 6(C) or 6(D) or 6(E)                                                $_______________
     (G)  Recourse Indebtedness as Calculated: 6(A) less 6(B), 6(C), 6(D),
          6(E) and 6(F) (may not exceed $100,000,000)                            $_______________

                               Page 3 of 7 Pages
                                   EXIBIT A
                                   --------

     7.

          Property Pool
          -------------
          (Section 5.15)

     (A)  Historical Value of the Pool Real Estate                               $_______________
     (B)  Sum of the Aggregate Net Operating Income for Pool Real Estate
          That Has Reached the Stabilization Date Divided by 8.65% and the
          Aggregate Historical Value for Pool Real Estate That Has Not
          Reached the Stabilization Date                                         $_______________
     (C)  Unencumbered Pool Value (lesser of 7(A) and 7(B))                      $_______________
     (D)  Outstanding Unsecured Indebtedness                                     $_______________
     (E)  Unencumbered Pool Value Divided by Outstanding Unsecured
          Indebtedness (7C divided  7(D))                                        %

          Required:                                                              Minimum of 175%

     (F)  Pool Value attributable to unimproved land (Maximum-5%)                $_______________
     (G)  Pool Value attributable to unimproved land and land under
          construction or development (Maximum-20%)                              $_______________
     (H)  Pool Value attributable to improved property that is not
          multifamily residential (Maximum-7-1/2%)                               $_______________


     8.   Specified Permitted Holdings
          (Section 6.4)

     (A)  Securities Received in Settlement Liabilities Created in the
          Ordinary Course of Business
          (Maximum - 5%)                                                         ________________
     (B)  Unconsolidated Affiliates Engaged in Permitted Businesses
          (Maximum - 10%)                                                        ________________
     (C)  Investment in Ameriton
          (Maximum - 15%)                                                        ________________
     (D)  Loans to Unaffiliated Persons
          (Maximum - 10%)                                                        ________________
     (E)  Other Securities
          (Maximum - 10%)                                                        ________________
     (F)  Income Producing Properties That Are Not Multifamily
          Residential
          (Maximum - 10%)                                                        ________________
     (G)  Unimproved Land
          (Maximum - 7.5%)                                                       ________________
     (H)  Unrelated, Non-Incidental Investments                                  ________________

                               Page 4 of 7 Pages
                                   EXHIBIT A
                                   ---------

                  (Maximum - 5%)
         (I)      Aggregate Value of the specified Permitted Holdings (sum of
                  8(A)
                  through 8(H))                                       __________
                  (Maximum - 30%)


IV. A review of the activities of the Borrower during the period covered by the financial statements has been made under my supervision and with a view to determining whether during such period the Borrower has kept, observed, performed and fulfilled all of its obligations under the Agreement.

         The Borrower has made available the Borrower's financial statements and related footnotes for the most recent period ended _________, as filed with the SEC and can be accessed at http://www.sec.gov/. The Borrower's
                                             -------------------
         earnings press release and supplemental information for such period has been posted to the Borrower's website (http://www.archstonecommunities.com/). The financial statements were
          ------------------------------------
         prepared in conformity with generally accepted accounting principles consistently applied (except for the omission of footnote disclosures and appropriately disclosed consistency exceptions) and present fairly the financial position of the Borrower as of the date thereof and the results of its operations for the period covered thereby subject to normal year-end adjustments.

V.       (Check either (A) or (B))
                ------

         [ ]   (A)    The Borrower has kept, observed, performed and fulfilled
               each and every one of its obligations under the Agreement during the period covered by the attached financial statements.

         [ ]   (B)    The Borrower has kept, observed, performed and fulfilled
                  each and every one of its obligations under the Agreement during the period covered by the attached financial statements except for the following matters: [Describe all such defaults, specifying the nature, duration and status thereof and what action the Borrower has taken or proposes to take with respect thereto.

VI. With regard to Section 1004 of the Indenture dated as of February 1, 1994 between the Borrower and Morgan Guaranty Trust Company of New York, as Trustee (and using the terms defined therein), a certificate required thereunder showing compliance with Section 1004 is attached (only required for the fourth quarter Officer's Certificate), for the most recent period ended ____________:

                               Page 5 of 7 Pages

                                   EXHIBIT A
                                   ---------

         1.       (A)      Sum of Total Assets, Aggregate Purchase Price of Real
                           Estate Assets, or Mortgages Receivable Acquired, and
                           Securities Offering Proceeds Received to Purchase
                           said Assets                                       $_________________________________
                  (B)      Maximum amount of Debt                            $_________________
                  (C)      Debt                                              $_________________

         2.       (A)      Consolidated Income Available for Debt Service    $_________________
                  (B)      Annual Service Charge                             $_________________
                  (C)      Ratio of Consolidated Income Available for Debt
                           Service to Annual Service Charge
                                                                             __________________

         3.       (A)      Total Assets                                      $_________________
                  (B)      Maximum Secured Debt                              $_________________
                  (C)      Secured Debt                                      $_________________

Date:                                      Name:
     --------------------                       --------------------------------
                                                    [Vice President Name]


(A manually signed Officer's Certificate is available from the Borrower at the request of any Agent or Lender.)

                               Page 6 of 7 Pages

                                   EXHIBIT A
                                   ---------

POOL PROPERTY LIST

     List each property separately showing the Historical Value and the components, the city, the state, the occupancy level for the past three months, the number of units, the age of the property and net operating income.

                               Page 7 of 7 Pages

                                   EXHIBIT A
                                   ---------

                               REQUEST FOR LOAN
                               ----------------

                          Date: _______________, 2000

The Chase Manhattan Bank
712 Main Street
Houston, Texas  77002
("Agent")

         RE: Request for Loan Under Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of December 20,
                                ----------------
                  2000, among Archstone Communities Trust (the "Borrower"), the Agent and the Lenders as signatory to the Credit Agreement

Gentlemen:

         Borrower hereby requests [check as applicable] a conversion of an existing Loan as provided below, and/or an advance under the Credit Agreement, which is allowed pursuant to Section 5.9 of the Credit Agreement, in the amount of $____________ [minimum of $1,000,000.00 and in multiples of $100,000.00].

         Maximum Principal Amount                               $580,000,000.00

         Less the amount outstanding under the
         Credit Agreement (including Swing Loans
         and Money Market Loans)                               ($__________.__)
         Less the LC Exposure                                  ($__________.__)

                                                               ($__________.__)

         Less the LC Exposure                                  ($__________.__)

         Available amount                                        $__________.__

         Less amount requested                                 ($__________.__)

         Amount remaining to be advanced                         $__________.__


         The advance or conversion is to be made as follows:

                               Page 1 of 3 Pages

                                   EXHIBIT B
                                   ---------

         A.   Base Rate Borrowing.
              -------------------

              1.    Amount of Base Rate Borrowing:              $__________.__
              2.    Date of Base Rate Borrowing                  _______, 2000

         B.   Eurodollar Rate Borrowing:
              -------------------------

              1.    Amount of Eurodollar Rate
                    Borrowing:                                  $__________.__

              2.    Amount of conversion of existing
                    Loan to Eurodollar Rate Borrowing:          $__________.__

              3.    Number of Eurodollar Rate
                    Borrowing(s) now in effect:                 _____________
                    [cannot exceed 12]

              4.    Date of Eurodollar Rate Borrowing
                    or conversion:                              _______, 2000

              5.    Interest Period:                            _____________

              6.    Expiration date of current Interest
                    Period as to this conversion:               _______, 2000

         C.   Swing Loan.
              ----------

              1.    Amount of Swing Loan:                       $__________.__
                    [minimum of $1,000,000.00 and in
                    multiples of $100,000.00]

              2.    Date of Swing Loan:                         _______, 2000

                               Page 2 of 3 Pages

                                   EXHIBIT B
                                   ---------

     Borrower hereby represents and warrants that the amounts set forth above are true and correct, that the amount above requested has actually been incurred, that the representations and warranties contained in the Credit Agreement are true and correct as if made as of this date, and that Borrower has kept, observed, performed and fulfilled each and every one of its obligations under the Credit Agreement as of the date hereof [except as follows:]

                              Very truly yours,

                              ARCHSTONE COMMUNITIES TRUST

                              By:_______________________________
                              Name:_____________________________
                              Title:____________________________


                               Page 3 of 3 Pages

                                   EXHIBIT B
                                   ---------

$[________]                                   _____________, 2000


     FOR VALUE RECEIVED ARCHSTONE COMMUNITIES TRUST, a Maryland real estate investment trust (herein called "Maker") promises to pay to the order of
                                 -----
[_________________________________________], a [_______________] ("Payee"), at
                                                                   -----
the offices of The Chase Manhattan Bank, a New York banking corporation, as "Agent" under the Credit Agreement, at 712 Main Street, Houston, Texas 77002, or
------
at such other place as the holder (the "Holder", whether or not Payee is such
                                        ------
holder) of this note may hereafter designate in writing, in immediately available funds and in lawful money of the United States of America, the principal sum of [______________________] Dollars ($[___________________]) (or
the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding at the Stated Rate and interest on all past due amounts, both principal and accrued interest, at the Past Due Rate; provided,
                                                                    --------
that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the Holder of this note for the use, forbearance or detention of the debt evidenced hereby (including, but not limited to, all interest on this note at the Stated Rate) shall not exceed the Ceiling Rate.

       1. Definitions.  Any terms not defined herein shall have the meaning
          -----------
given to them in the Credit Agreement dated of even date herewith among the Maker, the Agent and certain other Lenders (as the same may be amended or modified the "Credit Agreement").

       2. Rates Change Automatically and Without Notice.  Without notice to
          ---------------------------------------------
Maker or any other person or entity and to the full extent allowed by applicable law from time to time in effect, the Prime Rate and the Ceiling Rate shall each automatically fluctuate upward and downward as and in the amount by which Agent's said prime rate, and such maximum nonusurious rate of interest permitted by applicable law, respectively, fluctuate.

       3. Calculation of Interest.  Interest shall be computed for the actual
          ------------------------
number of days elapsed in a year (up to 365, or 366 in a leap year) deemed to consist of 360 days, unless the Ceiling Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Ceiling Rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which it accrued.

       4. Excess Interest Will be Refunded or Credited.  If, for any reason
          ---------------------------------------------
whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, the Holder of this note shall refund to the payor or, at the Holder's option,

                               Page 1 of 5 Pages

                                   EXHIBIT C
                                   ---------
credit against the principal of this note such portion of that interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate.

       5. Interest Will be Spread.  All sums paid or agreed to be paid to the
          ------------------------
Holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby, to the extent permitted by applicable law and to the extent necessary to avoid violating applicable usury laws, shall be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note.

       6. Payment Schedule.  The principal of this note shall be due and payable
          -----------------
on the Maturity Date. Accrued and unpaid interest shall be due and payable on each Interest Payment Date. All payments shall be applied first to accrued interest, the balance to principal.

       7. Prepayment.  Maker may prepay this note only as provided in the Credit
          -----------
Agreement.

       8. Revolving Credit.  Upon and subject to the terms and conditions of the
          -----------------
Credit Agreement and the other provisions of this note, Maker may borrow, repay and reborrow against this note at any time unless and until a default (however designated) or event (an "Event of Potential Default") which, if not cured after notice or before the lapse of time (or both) would develop into a default under this note, the Credit Agreement or any other Credit Documents has occurred which the Holder has not declared to have been fully cured or waived, and (except as the Credit Agreement or any of the other Credit Documents may otherwise provide) there is no limit on the number of advances against this note so long as the total unpaid principal of this note at any time outstanding does not exceed the Payee's Lender Commitment. Interest on the amount of each advance against this note shall be computed on the amount of the unpaid balance of that advance from the date it is made until the date it is repaid. If Maker's right (if any) to borrow against this note shall ever lapse because of the occurrence of any default, it shall not be reinstated (or construed from any course of conduct or otherwise to have been reinstated) unless and until the Holder shall declare in a signed writing that it has been cured or waived. The unpaid principal balance of this note at any time shall be the total of all principal lent against this note to Maker or for Maker's account less the sum of all principal payments and permitted prepayments on this note received by the Holder. Absent manifest error, the Holder's computer records shall on any day conclusively evidence the unpaid balance of this note and its advances and payments history posted up to that day. All loans and advances and all payments and permitted prepayments made on this note may be (but are not required to be) endorsed by the Holder on the schedule attached hereto (which is hereby made a part hereof for all purposes) or otherwise recorded in the Holder's computer

                               Page 2 of 5 Pages

                                   EXHIBIT C
                                   ---------
or manual records; provided, that any Holder's failure to make notation of (a) any principal advance or accrual of interest shall not cancel, limit or otherwise affect Maker's obligations or any Holder's rights with respect to that advance or accrual, or (b) any payment or permitted prepayment of principal or interest shall not cancel, limit or otherwise affect Maker's entitlement to credit for that payment as of the date of its receipt by the Holder. Maker and Payee expressly agree, as expressly allowed by Chapter 346 of the Texas Finance Code, that Chapter 346 (which relates to open-end line of credit revolving loan accounts) shall not apply to this note or to any loan evidenced by this note and that neither this note nor any such loan shall be governed by Chapter 346 or subject to its provisions in any manner whatsoever.

       9.   Credit Agreement.  This note has been issued pursuant to the terms
            -----------------
of the Credit Agreement, to which reference is made for all purposes. Advances against this note by Payee or other Holder hereof shall be governed by the Credit Agreement. Payee is entitled to the benefits of the Credit Agreement. As additional security for this note, Maker hereby grants to Payee and all other present and future Holders an express lien against, security interest in and contractual right of setoff in and to, all property and any and all deposits (general or special, time or demand, provisional or final) at any time held by the Payee or other Holder for any Maker's credit or account.

       10.  Defaults and Remedies.  Time is of the essence.  Maker's failure to
            ----------------------
pay any principal or accrued interest owing on this note when due and after expiration of any applicable period for notice and right to cure such a default which is specifically provided for in the Credit Agreement or any other provision of this note, or the occurrence of any default under the Credit Agreement or any other Credit Documents shall constitute default under this note, whereupon the Holder may elect to exercise any or all rights, powers and remedies afforded (a) under the Credit Agreement and all other papers related to this note and (b) by law, including the right to accelerate the maturity of this entire note.

       In addition to and cumulative of such rights, the Holder is hereby authorized at any time and from time to time after any such default, at Holder's option, without notice to Maker or any other person or entity (all rights to any such notice being hereby waived), to set off and apply any and all of any Maker's deposits at any time held by the Holder, and any other debt at any time owing by the Holder to or for the credit or account of any Maker, against the outstanding balance of this note, in such order and manner as Holder may elect in its sole discretion.

       The Holder's right to accelerate this note on account of any late payment or other default shall not be waived or deemed waived by the Holder by reason of the Holder's having previously accepted one or more late payments or by reason of any Holder's otherwise not accelerating this note or exercising other remedies for any default, and no

                               Page 3 of 5 Pages

                                   EXHIBIT C
                                   ---------

Holder shall ever be obligated or deemed obligated to notify Maker or any other person that Holder is requiring strict compliance with this note or any papers securing or otherwise relating to it before such Holder may accelerate this note or exercise any other remedy.

       Nothing in this Section or elsewhere shall be construed as diminishing Holder's absolute right to demand payment of all or any part of this note at any time.

       11.  Legal Costs.  If any Holder of this note retains an attorney in
            -----------
connection with any such default or to collect, enforce or defend this note or any papers intended to secure or guarantee it in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any Holder in connection with this note or any such papers and does not prevail, then Maker agrees to pay to each such Holder, in addition to principal and interest, all reasonable costs and expenses incurred by such Holder in trying to collect this note or in any such suit or proceeding, including reasonable attorneys' fees.

       12.  Waivers.  Except only for any notices which are specifically
            -------
required by the Credit Agreement, Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

       13.  Rate of Return Maintenance Covenant.  If at any time after the date
            -----------------------------------
of this note, any Holder determines that (a) any applicable law, rule or regulation regarding capital adequacy of general applicability has been adopted or changed, or (b) its interpretation or administration by any governmental authority, central bank or comparable agency has changed, and determines that such change or the Holder's compliance with any request or directive regarding capital adequacy of general applicability (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Holder's capital as a consequence of its obligations under this note or any related papers to a level below that which the Holder could have achieved but for such adoption, change or compliance (taking into consideration the Holder's own capital adequacy policies) by an amount the Holder deems to be material, then Maker promises to pay from time to time to the order of the

                               Page 4 of 5 Pages

                                   EXHIBIT C
                                   ---------

Holder such additional amount or amounts as will compensate the Holder for such reduction. A certificate of any Holder setting forth the amount or amounts necessary to compensate the Holder as specified above shall be given to Maker as soon as practicable after the Holder has made such determination and shall be conclusive and binding, absent manifest error. Maker shall pay the Holder the amount shown as due on any such certificate within 15 days after the Holder gives it. In preparing such certificate, the Holder may employ such assumptions and make such allocations of costs and expenses as the Holder in good faith deems reasonable and may use any reasonable averaging and attribution method.

       14.  Governing Law, Jurisdiction and Venue.  This note shall be governed
            -------------------------------------
by and construed in accordance with the laws of the State of Texas and the United States of America from time to time in effect.

       15.  General Purpose of Loan.  Maker warrants and represents to Payee and
            -----------------------
all other Holders that all loans evidenced by this note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use.

       16.  Participations and Assignments.  Payee and each other Holder
            ------------------------------
reserves the right, exercisable in such Holder's discretion and without notice to Maker or any other person, to sell participations, assign interests or both, in all or any part of this note or the debt evidenced by this note, in accordance with the Credit Agreement.

       17.  Limitation of Liability.  No obligation or liability whatsoever of
            -----------------------
Maker which may arise at any time under this promissory note or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby shall be personally binding upon, nor shall resort for the enforcement thereof be had to the private property of, any of Maker's trustees or shareholders regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

                                        ARCHSTONE COMMUNITIES TRUST



                                        By:____________________________________
                                        Name:__________________________________
                                        Title:_________________________________

                               Page 5 of 5 Pages

                                   EXHIBIT C
                                   ---------

                                SWING LOAN NOTE
                                ---------------

$100,000,000.00                                ____________, 2000


  FOR VALUE RECEIVED ARCHSTONE COMMUNITIES TRUST, a Maryland real estate investment trust (herein called "Maker") promises to pay to the order of THE
                                 -----
CHASE MANHATTAN BANK, a New York banking corporation, at 712 Main Street, Houston, Texas 77002, or at such other place as the holder (the "Holder",
                                                                 ------
whether or not Payee is such holder) of this note may hereafter designate in writing, in immediately available funds and in lawful money of the United States of America, the principal sum of One Hundred Million Dollars ($100,000,000.00) (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding at the Stated Rate and interest on all past due amounts, both principal and accrued interest, at the Past Due Rate; provided, that for the full term of this note the interest rate produced by the
--------
aggregate of all sums paid or agreed to be paid to the Holder of this note for the use, forbearance or detention of the debt evidenced hereby (including, but not limited to, all interest on this note at the Stated Rate) shall not exceed the Ceiling Rate.

       1. Definitions.  Any terms not defined herein shall have the meaning
          ------------
given to them in the Credit Agreement dated of even date herewith among the Maker, and certain other Lenders (as the same may be amended or modified the "Credit Agreement").

       2. Rates Change Automatically and Without Notice.  Without notice to
          ---------------------------------------------
Maker or any other person or entity and to the full extent allowed by applicable law from time to time in effect, the Prime Rate and the Ceiling Rate shall each automatically fluctuate upward and downward as and in the amount by which Holder's said prime rate, and such maximum nonusurious rate of interest permitted by applicable law, respectively, fluctuate.

       3. Calculation of Interest.  Interest shall be computed for the actual
          -----------------------
number of days elapsed in a year (up to 365, or 366 in a leap year) deemed to consist of 360 days, unless the Ceiling Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Ceiling Rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which it accrued.

       4. Excess Interest Will be Refunded or Credited.  If, for any reason
          --------------------------------------------
whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, the Holder of this note shall refund to the payor or, at the Holder's option, credit against the principal of this note such portion of that interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate.

                                  EXHIBIT C-1
                                  -----------

                               Page 1 of 5 Pages

     5.   Interest Will be Spread.  All sums paid or agreed to be paid to the
          -----------------------
Holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby, to the extent permitted by applicable law and to the extent necessary to avoid violating applicable usury laws, shall be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note.

     6.   Payment Schedule.  The principal of this note shall be due and payable
          ----------------
on the Revolving Credit Termination Date. Accrued and unpaid interest shall be due and payable on each Interest Payment Date. All payments shall be applied first to accrued interest, the balance to principal.

     7.   Prepayment.  Maker may prepay this note only as provided in the Credit
          ----------
Agreement.

     8.   Revolving Credit.  Upon and subject to the terms and conditions of the
          ----------------
Credit Agreement and the other provisions of this note, Maker may borrow, repay and reborrow against this note at any time unless and until a default (however designated) or event (an "Event of Potential Default") which, if not cured after
                          --------------------------
notice or before the lapse of time (or both) would develop into a default under this note, the Credit Agreement or any other Credit Documents has occurred which the Holder has not declared to have been fully cured or waived, and (except as the Credit Agreement or any of the other Credit Documents may otherwise provide) there is no limit on the number of advances against this note so long as the total unpaid principal of this note at any time outstanding does not exceed $100,000,000.00. Interest on the amount of each advance against this note shall be computed on the amount of the unpaid balance of that advance from the date it is made until the date it is repaid. If Maker's right (if any) to borrow against this note shall ever lapse because of the occurrence of any default, it shall not be reinstated (or construed from any course of conduct or otherwise to have been reinstated) unless and until the Holder shall declare in a signed writing that it has been cured or waived. The unpaid principal balance of this note at any time shall be the total of all principal lent against this note to Maker or for Maker's account less the sum of all principal payments and permitted prepayments on this note received by the Holder. Absent manifest error, the Holder's computer records shall on any day conclusively evidence the unpaid balance of this note and its advances and payments history posted up to that day. All loans and advances and all payments and permitted prepayments made on this note may be (but are not required to be) endorsed by the Holder on the schedule attached hereto (which is hereby made a part hereof for all purposes) or otherwise recorded in the Holder's computer or manual records; provided, that any Holder's failure to make notation of (a) any principal
--------
advance or accrual of interest shall not cancel, limit or otherwise affect Maker's obligations or any Holder's rights with respect to that advance or accrual, or (b) any payment or permitted prepayment of principal or interest shall not cancel, limit or otherwise affect Maker's entitlement to credit for that payment as of the date of its receipt by the Holder. Maker and Payee expressly agree, as expressly allowed by Chapter 346 of the Texas Finance Code, that Chapter 346 (which relates to open-end line of credit revolving loan accounts) shall not apply to

                                  EXHIBIT C-1
                                  -----------

                               Page 2 of 5 Pages
this note or to any loan evidenced by this note and that neither this note nor any such loan shall be governed by Chapter 346 or subject to its provisions in any manner whatsoever.

     9.   Credit Agreement.  This note has been issued pursuant to the terms of
          ----------------
the Credit Agreement, to which reference is made for all purposes. Advances against this note by Payee or other Holder hereof shall be governed by the Credit Agreement. Payee is entitled to the benefits of the Credit Agreement.
As additional security for this note, Maker hereby grants to Payee and all other present and future Holders an express lien against, security interest in and contractual right of setoff in and to, all property and any and all deposits (general or special, time or demand, provisional or final) at any time held by the Payee or other Holder for any Maker's credit or account.

     10.  Defaults and Remedies.  Time is of the essence.  Maker's failure to
          ---------------------
pay any principal or accrued interest owing on this note when due and after expiration of any applicable period for notice and right to cure such a default which is specifically provided for in the Credit Agreement or any other provision of this note, or the occurrence of any default under the Credit Agreement or any other Credit Documents shall constitute default under this note, whereupon the Holder may elect to exercise any or all rights, powers and remedies afforded (a) under the Credit Agreement and all other papers related to this note and (b) by law, including the right to accelerate the maturity of this entire note.

     In addition to and cumulative of such rights, the Holder is hereby authorized at any time and from time to time after any such default, at Holder's option, without notice to Maker or any other person or entity (all rights to any such notice being hereby waived), to set off and apply any and all of any Maker's deposits at any time held by the Holder, and any other debt at any time owing by the Holder to or for the credit or account of any Maker, against the outstanding balance of this note, in such order and manner as Holder may elect in its sole discretion.

     The Holder's right to accelerate this note on account of any late payment or other default shall not be waived or deemed waived by the Holder by reason of the Holder's having previously accepted one or more late payments or by reason of any Holder's otherwise not accelerating this note or exercising other remedies for any default, and no Holder shall ever be obligated or deemed obligated to notify Maker or any other person that Holder is requiring strict compliance with this note or any papers securing or otherwise relating to it before such Holder may accelerate this note or exercise any other remedy.

     Nothing in this Section or elsewhere shall be construed as diminishing Holder's absolute right to demand payment of all or any part of this note at any time.

     11.  Legal Costs.  If any Holder of this note retains an attorney in
          -----------
connection with any such default or to collect, enforce or defend this note or any papers intended to secure or guarantee it in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or

                                  EXHIBIT C-1
                                  -----------

                               Page 3 of 5 Pages
if Maker sues any Holder in connection with this note or any such papers and does not prevail, then Maker agrees to pay to each such Holder, in addition to principal and interest, all reasonable costs and expenses incurred by such Holder in trying to collect this note or in any such suit or proceeding, including reasonable attorneys' fees.

     12.  Waivers.  Except only for any notices which are specifically required
          -------
by the Credit Agreement, Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

     13.  Rate of Return Maintenance Covenant.  If at any time after the date of
          -----------------------------------
this note, any Holder determines that (a) any applicable law, rule or regulation regarding capital adequacy of general applicability has been adopted or changed, or (b) its interpretation or administration by any governmental authority, central bank or comparable agency has changed, and determines that such change or the Holder's compliance with any request or directive regarding capital adequacy of general applicability (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Holder's capital as a consequence of its obligations under this note or any related papers to a level below that which the Holder could have achieved but for such adoption, change or compliance (taking into consideration the Holder's own capital adequacy policies) by an amount the Holder deems to be material, then Maker promises to pay from time to time to the order of the Holder such additional amount or amounts as will compensate the Holder for such reduction. A certificate of any Holder setting forth the amount or amounts necessary to compensate the Holder as specified above shall be given to Maker as soon as practicable after the Holder has made such determination and shall be conclusive and binding, absent manifest error. Maker shall pay the Holder the amount shown as due on any such certificate within 15 days after the Holder gives it. In preparing such certificate, the Holder may employ such assumptions and make such allocations of costs and expenses as the Holder in good faith deems reasonable and may use any reasonable averaging and attribution method.

     14.  Governing Law, Jurisdiction and Venue.  This note shall be governed by
          -------------------------------------
and construed in accordance with the laws of the State of Texas and the United States of America from time to time in effect.

                                  EXHIBIT C-1
                                  -----------

                               Page 4 of 5 Pages

     15.   General Purpose of Loan. Maker warrants and represents to Payee and
           -----------------------
all other Holders that all loans evidenced by this note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use.

     16.   Participations and Assignments. Payee and each other Holder reserves
           ------------------------------
the right, exercisable in such Holder's discretion and without notice to Maker or any other person, to sell participations, assign interests or both, in all or any part of this note or the debt evidenced by this note, in accordance with the Credit Agreement.

     17.   Limitation of Liability. No obligation or liability whatsoever of
           -----------------------
Maker which may arise at any time under this promissory note or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby shall be personally binding upon, nor shall resort for the enforcement thereof be had to the private property of, any of Maker's trustees or shareholders regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

                                   ARCHSTONE COMMUNITIES TRUST


                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________


                                  EXHIBIT C-1
                                  -----------
                               Page 5 of 5 Pages

                      Form of Money Market Quote Request
                      ----------------------------------

To:       The Chase Manhattan Bank (the "Agent")

From:     Archstone Communities Trust (the "Borrower")

Re: Credit Agreement (the "Credit Agreement"), dated December 20, 2000 among the Borrower, the Lenders parties thereto and the Agent

          We hereby give notice pursuant to Section 2.8 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Loan(s):

Date of Borrowing: ______________________

Principal Amount              Interest Period
----------------              ---------------
$

          Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the Adjusted Eurodollar Interbank Rate].

          The funding of Money Market Loans made in connection with this Money Market Quote Request [may/may not] be made by Designated Lenders.

          Terms used herein have the meanings assigned to them in the Credit Agreement.

                                        ARCHSTONE COMMUNITIES TRUST

                                        By:_________________________________
                                           Name:____________________________
                                           Title:___________________________

_____________________
Amount must be $20,000,000 or a larger multiple of $1,000,000.

Not less than one month (LIBOR Auction) or not less than 30 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.


                                   EXHIBIT E
                                   ---------
                               Page 1 of 1 Page

                                   EXHIBIT F
                                   ---------

                  Form of Invitation for Money Market Quotes
                  ------------------------------------------


To:  [Name of Lender]

RE: Invitation for Money Market Quotes to Archstone Communities Trust (the "Borrower")


     Pursuant to Section 2.8 of the Credit Agreement dated December 20, 2000 among the Borrower, the Lenders parties thereto and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Loan(s):

Date of Borrowing: ________________________________

Principal Amount                                   Interest Period
----------------                                   ---------------

$


     Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the Adjusted Eurodollar Interbank Rate.]

     Please respond to this invitation by no later than ________ A.M. (New York, New York time) on [date].

                                    THE CHASE MANHATTAN BANK,
                                    as Agent


                                    By:___________________________________
                                         Authorized Officer


                                   EXHIBIT F
                                   ---------
                               Page 1 of 1 Page

                          Form of Money Market Quote
                          --------------------------


To:  The Chase Manhattan Bank, as Agent

RE:  Money Market Quote to Archstone Communities Trust (the "Borrower")

     In response to your invitation on behalf of the Borrower dated ___________, 2000, we hereby make the following Money Market Quote on the following terms:

1.   Quoting Bank:______________________________
2.   Person to contact at Quoting Bank:


3. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and the following rates:

Principal      Interest                        Money Market
Amount          Period                   [Margin] [Absolute Rate]
------          --------                 -------- ---------------

$

$

    [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $_________________.]


          We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated December 20, 2000 among the Borrower, the Lenders parties thereto and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                           Very truly yours,

                                           [NAME OF LENDER]

Dated:____________________________         By:________________________________
                                                    Authorized Officer


                                   EXHIBIT G
                                   ---------

                         Form of Designation Agreement
                         -----------------------------

                           Dated ____________, 2000

     Reference is made to that certain Credit Agreement dated December 20, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among ARCHSTONE COMMUNITIES TRUST, the Lenders parties thereto, and THE CHASE MANHATTAN BANK (the "Agent"), as Agent. Terms defined in the Credit Agreement are used herein with the same meaning.

     [NAME OF DESIGNOR] (the "Designor"), [NAME OF DESIGNEE] (the "Designee"), the Agent and Borrower agree as follows:

     1. The Designor hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Money Market Loans pursuant to
Section 2.8 of the Credit Agreement. Any assignment by Designor to Designee of its rights to make a Money Market Loan pursuant to such Section 2.8 shall be effective at the time of the funding of such Money Market Loan and not before such time.

     2. Except as set forth in Section 7 below, the Designor makes no representation or warranty and assumes no responsibility pursuant to this Designation Agreement with respect to (a) any statements, warranties or representations made in or in connection with any Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or any other instrument and document furnished pursuant thereto and (b) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Credit Document or any other instrument or document furnished pursuant thereto.

     3. The Designee (a) confirms that it has received a copy of each Credit Document, together with copies of the financial statements referred to in
Section 5.2 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (b) agrees that it will independently and without reliance upon the Agent, the Designor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Credit Document; (c) confirms that it is a Designated Lender; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under any Credit Document as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (e) agrees to be bound by each and every provision of each Credit Document and further agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Credit Document are required to be performed by it as a


                                   EXHIBIT H
                                   ---------

Lender.

     4. The Designee hereby appoints Designor as Designee's agent and attorney in fact, and grants to Designor an irrevocable power of attorney, to receive payments made for the benefit of Designee under the Credit Agreement, to deliver and receive all communications and notices under the Credit Agreement and other Credit Documents and to exercise on Designee's behalf all rights to vote and to grant and make approvals, waivers, consents or amendments to or under the Credit Agreement or other Credit Documents. Any document executed by the Designor on the Designee's behalf in connection with the Credit Agreement or other Credit Documents shall be binding on the Designee. The Borrower, the Agent and each of the Lenders may rely on and are beneficiaries of the preceding provisions.

     5. Following the execution of this Designation Agreement by the Designor and its Designee, it will be delivered to the Agent for acceptance by the Agent. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on the signature page hereto.

     6. The Agent hereby agrees that it will not institute against any Designee or join any other Person in instituting against any Designee any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, until the later to occur of (i) one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designee and (ii) the Revolving Credit Termination Date.

     7. The Designor unconditionally agrees to pay or reimburse the Designee and save the Designee harmless against all liabilities, obligations, losses, damages, penalties, actions and judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Credit Documents against the Designee, in its capacity as such, in any way relating to or arising out of this Designation Agreement or any other Credit Documents or any action taken or omitted by the Designee hereunder or thereunder, INCLUDING THE NEGLIGENCE OF THE DESIGNEE provided that the Designor shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Designee's gross negligence or willful misconduct.

     8. As of the Effective Date the Designee shall be a party to the Credit Agreement with a right (subject to the provisions of Section 2.8(b)) to make Money Market Loans as a Lender pursuant to Section 2.8 of the Credit Agreement and the rights and obligations of a Lender related thereto; provided, however, that the Designee shall not be required to make payments with respect to such obligations except to the extent of excess cash flow of such Designee which is not otherwise required to repay obligations of such Designee, which are then due and payable. Notwithstanding the foregoing, the Designor, as administrative agent for the

                                   EXHIBIT H
                                   ---------

Designee, shall be and remain obligated to the Borrower, the Agent and the Lenders for each and every one of the obligations of the Designee and its Designor with respect to the Credit Agreement, including, without limitation, any indemnification obligations under Section 8.5 of the Credit Agreement and any sums otherwise payable to the Borrower by the Designee.

     9. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

     10. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

     IN WITNESS WHEREOF, the Designor and the Designee, intending to be legally bound, have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

Effective Date:
__________________, 2000

                                    [NAME OF DESIGNOR], as Designor


                                    By:______________________________________
                                    Title:___________________________________


                                    [NAME OF DESIGNEE], as Designee


                                    By:______________________________________
                                    Title:___________________________________

                                    Applicable Lending Office
                                    (and address for notices):

                                              [Address]


                                   EXHIBIT H
                                   ---------

Accepted this _____ day of
______________, 2000

THE CHASE MANHATTAN BANK, as Agent


By:_____________________________
Name:___________________________
Title:__________________________


                                   EXHIBIT H
                                   ---------

                               FORM OF GUARANTY


     THIS GUARANTY dated as of _______________, 2000 executed and delivered by each of the undersigned, whether one or more, (all each a "Guarantor" and collectively, the "Guarantors"), in favor of (a) THE CHASE MANHATTAN BANK, in its capacity as Agent (the "Agent") for the Lenders under that certain Credit Agreement dated as of December 20, 2000 by and among ARCHSTONE COMMUNITIES TRUST (the "Borrower"), the financial institutions party thereto and their assignees in accordance therewith (the "Lenders"), and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement") and (b) the Lenders.

     WHEREAS, pursuant to the Credit Agreement, the Lenders have made available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

     WHEREAS, each Guarantor is a wholly-owned Subsidiary of the Borrower;

     WHEREAS, the Borrower, each Guarantor and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;

     WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower's obligations to the Agent and the Lenders on the terms and conditions contained herein; and

     WHEREAS, each Guarantor's execution and delivery of this Guaranty is one of the conditions precedent to the Agent and the Lenders making, or continuing to make, such financial accommodations to the Borrower.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

     Section 1.  Guaranty.   Each Guarantor hereby absolutely and
                 --------
unconditionally guaranties the due and punctual payment and performance of all of the following (collectively referred to as the "Obligations"): (a) all indebtedness and obligations owing by the Borrower to any of the Lenders or the Agent under or in connection with the Credit Agreement and any other Credit Document, including without limitation, the repayment of all principal of the Loans made by the Lenders to the Borrower under the Credit Agreement and the payment of all interest, fees,

                                   EXHIBIT I
                                   ---------
charges, reasonable attorneys fees and other amounts payable to any Lender or the Agent thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; and (c) all expenses, including, without limitation, reasonable attorneys' fees and disbursements, that are incurred by the Lenders or the Agent in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder.

     Section 2. Guaranty of Payment and Not of Collection.  This Guaranty is a
                -----------------------------------------
guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, the Lenders and the Agent shall not be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy the Lenders or the Agent may have against the Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against the Borrower, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Guarantor or any other Person; or (c) to make demand of the Borrower, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lenders or the Agent which may secure any of the Obligations. In this connection, each Guarantor hereby waives the right of such Guarantor to require any holder of the Obligations to take action against the Borrower as provided by any Legal Requirement.

     Section 3. Guaranty Absolute.  Each Guarantor guarantees that the
                -----------------
Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Legal Requirement now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

     (a) (i) any change in the amount, interest rate or due date or other term of any of the Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Credit Document, or any other document or instrument evidencing or relating to any Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Credit Documents, or any other documents, instruments or agreements relating to the Obligations or any other instrument or agreement referred to therein or evidencing any Obligations or any assignment or transfer of any of the foregoing;


                                   EXHIBIT I
                                   ---------

     (b) any lack of validity or enforceability of the Credit Agreement, any of the other Credit Documents, or any other document, instrument or agreement referred to therein or evidencing any Obligations or any assignment or transfer of any of the foregoing;

     (c) any furnishing to the Agent or the Lenders of any security for the Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral security for the Obligations;

     (d) any settlement or compromise of any of the Obligations, any security therefor, or any liability of any other party with respect to the Obligations, or any subordination of the payment of the Obligations to the payment of any other liability of the Borrower;

     (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any other Guarantor, the Borrower or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

     (f) any nonperfection of any security interest or other Lien on any of the collateral securing any of the Obligations;

     (g) any act or failure to act by the Borrower or any other Person which may adversely affect such Guarantor's subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

     (h) any application of sums paid by the Borrower or any other Person with respect to the liabilities of the Borrower to the Agent or the Lenders, regardless of what liabilities of the Borrower remain unpaid;

     (i) any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof; or

     (j) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor hereunder.

     Section 4. Action with Respect to Obligations. The Lenders and the Agent
                ----------------------------------
may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder take any and all actions described in Section 3 and may otherwise:
                                                ---------
(a) amend, modify, alter or supplement the terms of any of the Obligations, including, but not limited to, extending or shortening the time of payment of any of the Obligations or the interest rate that may accrue on any of the Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Credit Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations;

                                   EXHIBIT I
                                   ---------

(d) release any Person liable in any manner for the payment or collection of the Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower or any other Person (including, without limitation, any other Guarantor); and (f) apply any sum, by whomsoever paid or however realized, to the Obligations in such order as the Lenders or the Agent shall elect.

     Section 5.  Representations and Warranties.  Each Guarantor hereby makes to
                 ------------------------------
the Agent and the Lenders all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Credit Documents, as if the same were set forth herein in full.

     Section 6. Covenants.  Each Guarantor will comply with all covenants which
                ---------
the Borrower is to cause such Guarantor to comply with under the terms of the Credit Agreement or any other Credit Documents.

     Section 7. Waiver.  Each Guarantor, to the fullest extent permitted by
                ------
applicable law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

     Section 8. Inability to Accelerate Loan.  If the Agent and/or the Lenders
                ----------------------------
are prevented from demanding or accelerating payment thereof by reason of any automatic stay or otherwise, the Agent and/or the Lenders shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

     Section 9.  Reinstatement of Obligations.  Each Guarantor agrees that this
                 ----------------------------
Guaranty shall continue to be effective or be reinstated, as the case may be, with respect to any Obligations if at any time payment of any such Obligations is rescinded or otherwise must be restored by the Agent and/or the Lenders upon the bankruptcy or reorganization of the Borrower or any Guarantor or otherwise.

     Section 10. Subrogation.  Until all of the Obligations shall have been
                 -----------
indefeasibly paid in full, no Guarantor shall have any right of subrogation and each Guarantor hereby waives any right to enforce any remedy which the Agent and/or the Lenders now have or may hereafter have against the Borrower, and each Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Agent and the Lenders to secure payment or performance of any of the Obligations.

     Section 11. Payments Free and Clear.  All sums payable by each Guarantor
                 -----------------------
hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any

                                   EXHIBIT I
                                   ---------
withholding tax or liability imposed by any Governmental Authority, or any Legal Requirement promulgated thereby), and if any Guarantor is required by such Legal Requirement or by such Governmental Authority to make any such deduction or withholding, such Guarantor shall pay to the Agent and the Lenders such additional amount as will result in the receipt by the Agent and the Lenders of the full amount payable hereunder had such deduction or withholding not occurred or been required.

     Section 12.  Set-off.  In addition to any rights now or hereafter granted
                  -------
under applicable law and not by way of limitation of any such rights, each Lender is hereby authorized by each Guarantor, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being hereby expressly waived, but subject to receipt of Agent's prior written consent, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by such Lender or any Affiliate of such Lender, to or for the credit or the account of each Guarantor against and on account of any of the Obligations then due and owing after the expiration of any applicable grace periods. Each Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the applicable provisions of the Credit Agreement, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Guarantor in the amount of such participation.

     Section 13.  Subordination.   Each Guarantor hereby expressly covenants and
                  -------------
agrees for the benefit of the Agent and the Lenders that all obligations and liabilities of the Borrower or any other Guarantor to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower or any other Guarantor (collectively, the "Junior Claims") shall be subordinate and junior in right of payment to all Obligations. If an Event of Default shall have occurred and be continuing, then no Guarantor shall accept any direct or indirect payment (in cash, property, securities by setoff or otherwise) from the Borrower or any other Guarantor on account of or in any manner in respect of any Junior Claim until all of the Obligations have been indefeasibly paid in full.

     Section 14. Avoidance Provisions.  It is the intent of each Guarantor, the
                 --------------------
Agent and the Lenders that in any Proceeding, such Guarantor's maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of applicable law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code") and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The applicable laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the

                                   EXHIBIT I
                                   ---------

Agent and the Lenders) shall be determined in any such Proceeding are referred to as the "Avoidance Provisions". Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of any Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor nor any other Person shall have any right or claim under this Section as against the Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

     Section 15.  Information.   Each Guarantor assumes all responsibility for
                  -----------
being and keeping itself informed of the financial condition of the Borrower, of the other Guarantors and of all other circumstances bearing upon the risk of nonpayment of any of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agent or any Lender shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

     Section 16. Governing Law.  THIS GUARANTY SHALL BE GOVERNED BY, AND
                 -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

     SECTION 17.   JURISDICTION, VENUE.
                   -------------------

     (a) EACH GUARANTOR AGREES THAT THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION, OR, AT THE OPTION OF THE AGENT, ANY STATE COURT LOCATED IN HARRIS COUNTY, TEXAS SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM OR ANY COLLATERAL. EACH GUARANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER IN ANY OTHER APPROPRIATE JURISDICTION. FURTHER, EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A

                                   EXHIBIT I
                                   ---------

COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (b) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE OBLIGATIONS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER CREDIT DOCUMENTS AND THE TERMINATION OF THIS GUARANTY.

     Section 18.  Loan Accounts.  The Agent may maintain books and accounts
                  -------------
setting forth the amounts of principal, interest and other sums paid and payable with respect to the Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of Obligation or otherwise, the entries in such account shall be binding upon each Guarantor as to the outstanding amount of such Obligations and the amounts paid and payable with respect thereto absent manifest error. The failure of the Agent to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

     Section 19.  Waiver of Remedies.  No delay or failure on the part of the
                  ------------------
Agent or the Lenders in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Agent or the Lenders of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other such right or remedy.

     Section 20.  Successors and Assigns.  Each reference herein to the Agent or
                  ----------------------
the Lenders shall be deemed to include such Person's respective successors and assigns (including, but not limited to, any holder of the Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to any Guarantor shall be deemed to include the Guarantor's successors and assigns, upon whom this Guaranty also shall be binding. The Lenders and the Agent may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Obligation, or grant or sell participation in any Obligations, to any Person or entity without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying such Guarantor's obligations hereunder. Each Guarantor hereby consents to the delivery by the Agent or any Lender to any assignee, transferee or participant of any financial or other information regarding the Borrower or any Guarantor. Each Guarantor may not assign or transfer its obligations hereunder to any Person.

     SECTION 21. JOINT AND SEVERAL OBLIGATIONS.   THE OBLIGATIONS OF THE
                 -----------------------------
GUARANTORS HEREUNDER AND UNDER OTHER CREDIT DOCUMENTS SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE OBLIGATIONS AND ALL OF

                                   EXHIBIT I
                                   ---------

THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER AND UNDER OTHER COURT DOCUMENTS.

     Section 22.  Amendments.  This Guaranty may not be amended except as
                  ----------
provided in the Credit Agreement.

     Section 23.  Payments.  All payments made by any Guarantor pursuant to this
                  --------
Guaranty shall be made in Dollars, in immediately available funds to the Agent at its Lending Office, not later than 12:00 noon, New York, New York time on the date one (1) Business Day after demand therefor.

     Section 24.  Notices.   All notices, requests and other communications
                  -------
hereunder shall be in writing and shall be given as provided in the Loan Agreement. Each Guarantor's address for notice is set forth below its signature hereto.

     Section 25.  Severability.  In case any provision of this Guaranty shall be
                  ------------
invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 26.  Headings.  Section headings used in this Guaranty are for
                  --------
convenience only and shall not affect the construction of this Guaranty.

     Section 27.  Definitions.  (a) For the purposes of this Guaranty:
                  -----------

     "Proceeding" means any of the following: (i) a voluntary or involuntary
      ----------
case concerning any Guarantor shall be commenced under the Bankruptcy Code or any other applicable bankruptcy laws; (ii) a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor;
(iii) any other proceeding under any applicable law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

     (b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

                                   EXHIBIT I
                                   ---------

     IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

                                        (GUARANTOR)


                                        By: _________________________________
                                        Name: _______________________________
                                        Title: ______________________________

                                        Address for Notices:

                                        Archstone Communities
                                        7670 S. Chester St., Suite 100
                                        Englewood, Colorado  80112
                                        Attention: Charles E. Mueller, Jr.


                                   EXHIBIT I
                                   ---------
                                  Page 9 of 9